EXHIBIT 99.(a)(1)(A)
FOUNDRY NETWORKS, INC.
OFFER TO AMEND OR REPLACE ELIGIBLE OPTIONS
JULY 2, 2007
THE OFFER AND WITHDRAWAL RIGHTS EXPIRE
AT 11:59 P.M., EASTERN TIME, ON AUGUST 2, 2007,
UNLESS THE OFFER IS EXTENDED
     As more fully described in the attached disclosure document for the Offer to Amend or Replace Eligible Options (the “Offering Memorandum”), Foundry Networks, Inc. (“Foundry,” “us” or “we”) is offering certain individuals the opportunity to amend or replace certain outstanding stock options to purchase Foundry common stock previously granted to them. We are making this offer upon the terms and subject to the conditions described in the Offering Memorandum and the related Election Form, Stock Option Amendment and Cash Bonus Agreement and Stock Option Cancellation and Regrant Agreement, including the conditions described in Section 7 of the Offering Memorandum (the “Offer”).
     The Offer will expire on the expiration date, currently set for August 2, 2007, unless extended (the “Expiration Date”). If we extend the period of time during which the Offer remains open, the term “Expiration Date” will refer to the last time and date on which the Offer expires.
     A stock option will be subject to the Offer only to the extent that option meets each of the following conditions (an option that satisfies each of the following conditions is designated an “Eligible Option” for purposes of the Offer):
(i)	The option was granted under one of the following Foundry stock incentive plans:
•	the Foundry 1996 Stock Plan (the “1996 Plan”); or

•	the Foundry 2000 Non-Executive Stock Option Plan (the “2000 Plan”);
(ii)	The option was granted, for accounting purposes, with an exercise price that is less than the fair market value of Foundry common stock on the applicable date of grant (the “Measurement Date”);

(iii)	The option is held by an individual who is, on the Expiration Date, a current employee of Foundry or an affiliated company (such as a subsidiary) and subject to income taxation in the United States with respect to that option (an “Eligible Optionee”);

(iv)	The option was unvested as of December 31, 2004 (if only a portion of the option was unvested as of December 31, 2004, then only that unvested portion of the option will be an Eligible Option); and

(v)	The option is outstanding on the Expiration Date.
     None of our current or former officers or members of our Board of Directors is eligible to participate in the Offer.
     Unless remedial action is taken to adjust the exercise price of an Eligible Option, that option may be subject to adverse tax consequences under Section 409A of the Internal Revenue Code. Accordingly, Foundry is making the Offer so that each Eligible Optionee holding one or more Eligible Options will have the opportunity to amend or replace those options to the extent necessary to avoid such adverse taxation or such loss of preferential tax treatment. The amendment will adjust the exercise price per share currently in effect for an Eligible Option to the lower of (i) the fair market value of Foundry common stock on the Measurement Date of that option or (ii) the closing selling price per share of Foundry common stock on the date on which the option is amended. The new exercise price per share will be designated the “Adjusted Exercise Price” and will become effective on the first business day following the Expiration Date (the “Amendment Date”). The option so amended for the Adjusted Exercise Price will be designated an “Amended Option.” However, if the exercise price currently in effect for an Eligible Option is the same or higher than the closing selling price per share of Foundry common stock on the Amendment Date, then that option will, on the Amendment Date, be canceled and immediately replaced with a new option granted under the Foundry 2006 Stock Incentive Plan (the “2006 Plan,” and together with the 1996 Plan and the 2000 Plan, the “Plans”) that is exactly the same as the canceled option, including the same exercise price per share and no loss of vesting or change to the expiration date of the option term, but with a new grant date. That replacement option will be designated a “New Option.” Such cancellation and re-grant is necessary to evidence the remedial action required under Section 409A with respect to an Eligible Option whose current exercise price is not increased.
     If only a portion of an outstanding option is an Eligible Option (i.e., the portion of such option that was unvested as of December 31, 2004), then only that portion may be amended or replaced pursuant to the Offer. The balance of such option will not be subject to the Offer and will not constitute an Eligible Option for purposes of the Offer. That portion (i.e., the portion that was vested as of December 31, 2004) will retain its current exercise price and we believe that it will not be subject to adverse tax consequences under Section 409A of the Internal Revenue Code.
     As an additional part of the Offer, each Eligible Optionee whose Eligible Option is amended to increase the exercise price pursuant to the Offer will become entitled to a cash bonus (the “Cash Bonus”) with respect to that Eligible Option. The amount of the Cash Bonus payable with respect to each Eligible Option that is amended to increase the exercise price to the Adjusted Exercise Price will be determined by multiplying (i) the amount by which the Adjusted Exercise Price exceeds the exercise price per share currently in effect for that Eligible Option by (ii) the number of shares of Foundry common stock purchasable under that option at the Adjusted Exercise Price. No Cash Bonus will be paid with respect to a New Option granted in replacement of a tendered Eligible Option, because the exercise price for the New Option will be same as in effect for the canceled option it replaces. We expect to pay the Cash Bonus on January 4, 2008 to each Eligible Optionee whose Eligible Option is amended. The delayed payment of the Cash Bonus is required by applicable Internal Revenue Service (“IRS”) regulations. Payment of the Cash Bonus will be subject to our collection of all applicable withholding taxes and other amounts required to be withheld by us. This Cash Bonus will be paid whether or not you continue in Foundry’s employ through the payment date.
     If you are not in the employ of Foundry or any affiliated entity on the Expiration Date, then none of your tendered Eligible Options will be amended or replaced, and you will not become entitled to any Cash Bonus with respect to those options. The tendered options will be returned to you and will remain exercisable in accordance with the terms in effect for them at the time of tender, including the current exercise price per share.
     If you are an Eligible Optionee, then you will receive on the commencement of the Offer an email announcing the Offer and containing a link to the Offer website. Once you have logged onto the Offer website and clicked on the MAKE AN ELECTION button, you will be directed to your Election Form that contains personalized information with respect to each Eligible Option you hold:
•	the grant date indicated for that option on the applicable option agreement or grant notice;

•	the current exercise price per share in effect for that option;

•	the number of shares of Foundry common stock purchasable under that Eligible Option;

•	the Measurement Date of that option; and

•	the fair market value per share of Foundry common stock on the Measurement Date.
     As of May 31, 2007, options to purchase approximately 32,344,811 shares of Foundry common stock were issued and outstanding under the Plans, including Eligible Options to purchase up to approximately 3,637,070 shares of Foundry common stock.
     You are not required to accept the Offer. If you wish to accept the Offer with respect to a particular Eligible Option, you must tender all of that option for amendment or replacement. If you hold more than one Eligible Option, then you may elect to tender one or more of those options and retain the balance. The Offer is not conditioned upon the acceptance of the Offer with respect to a minimum number of Eligible Options.
     Although our Board of Directors has approved the Offer, neither we nor our Board of Directors will make any recommendation as to whether you should tender your Eligible Options for amendment or replacement. You must make your own decision whether to tender your Eligible Options after taking into account your own personal circumstances and preferences. You should be aware that adverse tax consequences under Section 409A may apply to your Eligible Options if they are not amended or replaced pursuant to the Offer, and you will be solely responsible for any taxes, interest or penalties you may incur as a result. For that reason, we recommend that you consult with your personal tax advisor to determine the consequences of accepting or declining the Offer.
     Shares of Foundry common stock are quoted on the NASDAQ Global Select Market under the symbol “FDRY.” On June 29, 2007, the last reported sale price of Foundry common stock on the NASDAQ Global Select Market was $16.66 per share. The Adjusted Exercise Price to be in effect for each Eligible Option amended pursuant to the Offer will represent the lower of (i) the fair market value of Foundry common stock on the Measurement Date of that option or (ii) the closing selling price per share of Foundry common stock on the Amendment Date. If the exercise price currently in effect for an Eligible Option is the same or higher than the closing selling price per share of Foundry common stock on the Amendment Date, then that option will be replaced with a New Option. Neither the exercise price currently in effect for each Eligible Option nor the Adjusted Exercise Price for each such option is meant to reflect our view of what the trading price of Foundry common stock will be in the short, medium or long-term.
     You should direct questions about the Offer or requests for assistance or for additional copies of this document, the related Tender Offer Statement on Schedule TO or the Election Form, Stock Option Amendment and Cash Bonus Agreement and Stock Option Cancellation and Regrant Agreement to the Foundry Tender Offer Hotline at (408) 207-1888 or stock@foundrynet.com.
     We have not authorized anyone to give you any information or to make any representation in connection with the Offer other than the information and representations contained in this document, the related Tender Offer Statement on Schedule TO or in the related Election Form, Stock Option Amendment and Cash Bonus Agreement and Stock Option Cancellation and Regrant Agreement. If anyone makes any representation or gives you any information that is different from the representations and information contained in the Offer, the related Tender Offer Statement on Schedule TO or in the related Election Form, Stock Option Amendment and Cash Bonus Agreement and Stock Option Cancellation and Regrant Agreement, you must not rely upon that representation or information as having been authorized by us. We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Eligible Options pursuant to the Offer. If anyone makes any recommendation to you, you must not rely upon that recommendation as having been authorized by us. You should rely only on the representations and information contained in the Offer, the related Tender Offer Statement on Schedule TO, Election Form, Stock Option Amendment and Cash Bonus Agreement and Stock Option Cancellation and Regrant Agreement and such other documents to which we have referred you.
     The Offer has not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state or foreign securities commission nor has the SEC or any state or foreign securities commission passed upon the accuracy or adequacy of the information contained in the Offer. Any representation to the contrary is a criminal offense. We recommend that you consult with your tax advisor to determine the tax consequences of electing or not electing to participate in the Offer.

IMPORTANT INFORMATION
     If you wish to tender one or more of your Eligible Options for amendment or replacement, you must properly complete and sign the Election Form in accordance with the applicable instructions for that form. You can complete this process by accessing the Offer website at https://fdry.equitybenefits.com/SignOn.aspx. You must complete this process by 11:59 p.m., Eastern Time, on August 2, 2007. If we extend the Offer beyond August 2, 2007, you must complete the process before the extended expiration date of the Offer.
     You are receiving the Offer materials by electronic means. You may request a written copy of any or all of these materials at no charge by contacting the Foundry Tender Offer Hotline at (408) 207-1888 or stock@foundrynet.com.
     As soon as administratively practicable following the Amendment Date, we will return to you a final and complete Stock Option Amendment and Cash Bonus Agreement that will evidence the Adjusted Exercise Price for each of your Amended Options and will set forth the terms of the Cash Bonus payable with respect to each of your Amended Options. You will also receive at that time a Stock Option Cancellation and Regrant Agreement for any New Option granted to you in replacement of a tendered Eligible Option with a current exercise price per share the same or higher than the closing selling price per share of Foundry common stock on the Amendment Date. The New Option will be the same as the canceled option, including the same exercise price per share and no loss of vesting or change to the expiration date of the option term, but will have a new grant date.
     The key dates to remember in connection with the Offer are as follows:
•	The commencement date of the Offer is July 2, 2007.

•	The Offer will expire at 11:59 p.m., Eastern Time, on August 2, 2007 (unless we extend it).

•	The Eligible Options will be amended or replaced on August 3, 2007 (unless we extend the Offer). Please be aware that your option account at your broker may not accurately reflect the amendment or replacement for one to two business days following the Amendment Date.

•	We expect that the Cash Bonus for the Amended Options will become payable on January 4, 2008.
     We are not making the Offer to, nor will we accept any tender of Eligible Options on behalf of, option holders in any jurisdiction in which the Offer or the acceptance of any option tender would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take any actions necessary for us to legally make the Offer to option holders in any such jurisdiction.

v

TABLE OF CONTENTS

		PAGE

Summary Term Sheet		1

Frequently Asked Questions		5

Risk Factors Relating to the Offer		18

The Offer

1.	Eligible Optionees; Eligible Options; Amendment or Replacement of Eligible Options and Cash Bonus; New Options; Expiration Date; Additional Considerations	20

2.	Purpose of the Offer	27

3.	Status of Eligible Options Not Amended or Replaced	31

4.	Procedures for Tendering Eligible Options	31

5.	Withdrawal Rights	33

6.	Acceptance of Eligible Options for Amendment or Replacement and Commitment to Pay Cash Bonus with Respect to Amended Options	34

7.	Conditions to the Offer	35

8.	Price Range of Common Stock Underlying Options	37

9.	Source and Amount of Consideration; Terms of Amended Options or New Options	38

10.	Amended Options and New Options Will Not Differ From Eligible Options	40

11.	Information Concerning Foundry	40

12.	Interests of Directors and Officers; Transactions and Arrangements Concerning the Options; and Material Agreements with Directors and Officers	43

13.	Status of Options Accepted by Us in the Offer; Accounting Consequences of the Offer	46

14.	Legal Matters; Regulatory Approvals	47

15.	Material U.S. Federal Income Tax Consequences	47

16.	Extension of the Offer; Termination; Amendment	49

17.	Fees and Expenses	49

18.	Additional Information	50

19.	Forward-Looking Statements; Miscellaneous	51

FOUNDRY NETWORKS, INC.
OFFERING MEMORANDUM
FOR
OFFER TO AMEND OR REPLACE ELIGIBLE OPTIONS
SUMMARY TERM SHEET
     This section provides a table describing the material terms of the Offer and then reviews, in question-and-answer format, the material terms of the Offer. Because this summary does not contain all of the information you should consider in deciding whether to accept the Offer, you should read carefully the remainder of this disclosure document for the Offer, as well as the information to which we refer you. The Offer is made subject to the terms and conditions of these documents, as they may be amended. You should also review and consider the risks detailed in the section entitled “Risk Factors Relating to the Offer.”
Summary of Material Terms of the Offer

Eligible Options	Eligible Options are those stock options that meet each of the following conditions:
(i)	The option was granted under one of the following Foundry stock incentive plans:
•	the Foundry 1996 Stock Plan (the “1996 Plan”); or

•	the Foundry 2000 Non-Executive Stock Option Plan (the “2000 Plan”);
(ii)	The option was granted, for accounting purposes, with an exercise price that is less than the fair market value of Foundry common stock on the applicable date of grant (the “Measurement Date”);

(iii)	The option is held by an individual who is, on the Expiration Date, a current employee of Foundry or an affiliated company (such as a subsidiary) and subject to income taxation in the United States with respect to that option (an “Eligible Optionee”);

(iv)	If the option is held by an Eligible Optionee subject to income taxation in the United States, the option was unvested as of December 31, 2004 (if only a portion of the option was unvested as of December 31, 2004, then only that unvested portion of the option will be an Eligible Option); and

(v)	The option is outstanding on the Expiration Date.

Eligible Optionees	Eligible Optionees are those individuals who were granted an Eligible Option and who, as of the Expiration Date, are (1) current employees of Foundry and (2) subject to taxation in the United States may participate in the Offer. None of our current or former officers or members of our Board of Directors is eligible to participate in the Offer.

Proposed Amendment	The amendment will adjust the exercise price per share currently in effect for an Eligible Option to the lower of (i) the fair market value of Foundry common stock on the Measurement Date of that option or (ii) the closing selling price per share of Foundry common stock on the date on which the option is amended. The new exercise price per share will be designated the “Adjusted Exercise Price” and will become effective on the first business day following the Expiration Date (the “Amendment Date”). The other material terms and conditions of the Eligible Option, including the vesting schedule and option expiration date, will not be affected by the Offer. However, if the exercise price currently in effect for an Eligible Option is the same or higher than the closing selling price per share of Foundry common stock on the Amendment Date, then that option will, on the Amendment Date, be canceled and immediately replaced with a new option granted under the Foundry 2006 Stock Incentive Plan (the “2006 Plan,” and together with the 1996 Plan and the 2000 Plan, the “Plans”) that is exactly the same as the canceled option, including the same exercise price per share and no loss of vesting or change to the expiration date of the option term, but with a new grant date. That replacement option will be designated a “New Option.”

Fair Market Value on Measurement Dates

			Fair Market
			Value on
Original Date	Measurement	Current	Measurement
of Grant	Date	Exercise Price	Date
Jan. 9, 2001	Jan. 12, 2001	$11.38	$15.12
April 30, 2001	May 18, 2001	$14.85	$19.18
May 31, 2001	June 11, 2001	$17.55	$17.83
Sept. 28, 2001	Oct. 5, 2001	$6.05	$8.26
Oct. 31, 2001	Nov. 6, 2001	$9.76	$10.44
Feb. 5, 2002	Feb. 26, 2002	$6.14	$6.30
Feb. 5, 2002	Mar. 14, 2002	$6.14	$7.41
Feb. 28, 2002	Mar. 20, 2002	$5.62	$6.57
May 6, 2002	July 8, 2002	$4.94	$6.84
Sept. 30, 2002	Oct. 4, 2002	$5.48	$6.02

			Fair Market
			Value on
Original Date	Measurement	Current	Measurement
of Grant	Date	Exercise Price	Date
Dec. 30, 2002	Jan. 7, 2003	$6.84	$8.39
Dec. 30, 2002	Jan. 13, 2003	$6.84	$9.35
Dec. 30, 2002	Jan. 14, 2003	$6.84	$9.68
Jan. 31, 2003	Feb. 25, 2003	$8.30	$9.05
April 10, 2003	June 13, 2003	$8.00	$14.07
April 30, 2003	May 23, 2003	$10.89	$13.93
June 30, 2003	July 11, 2003	$14.27	$16.93
Aug. 6, 2003	Oct. 9, 2003	$16.00	$24.11
Aug. 29, 2003	Sept. 8, 2003	$19.41	$22.40
Sept. 30, 2003	Oct. 10, 2003	$21.50	$24.11
Oct. 31, 2003	Dec. 22, 2003	$23.21	$25.86
Nov. 28, 2003	Dec. 3, 2003	$26.21	$26.47
Dec. 31, 2003	Jan. 9, 2004	$27.33	$29.82
Mar. 31, 2004	April 5, 2004	$17.17	$18.81
April 30, 2004	May 26, 2004	$11.30	$12.65
May 31, 2004	June 17, 2004	$12.34	$13.29
Aug. 31, 2004	Sept. 14, 2004	$9.12	$10.69
Sept. 30, 2004	Oct. 5, 2004	$9.49	$10.32
Nov. 30, 2004	Dec. 2, 2004	$13.35	$13.50
Feb. 28, 2005	Mar. 10, 2005	$10.37	$11.25
June 30, 2005	July 7, 2005	$8.62	$8.94
July 1, 2005	Aug. 4, 2005	$8.60	$11.46
Aug. 31, 2005	Sept. 14, 2005	$11.70	$12.40
Oct. 31, 2005	Nov. 11, 2005	$11.93	$11.96
Nov. 30, 2005	Dec. 7, 2005	$13.89	$13.93
Dec. 30, 2005	Jan. 10, 2006	$13.81	$14.49
Feb. 28, 2006	Mar. 14, 2006	$14.04	$15.96
April 28, 2006	May 10, 2006	$14.21	$15.12

Cash Bonus	For each Eligible Option that is tendered and accepted under the Offer, Eligible Optionees will receive a cash bonus equal to the increase in exercise price, multiplied by the total number of shares subject to the Eligible Option (less applicable tax withholding). No Cash Bonus will be paid with respect to a New Option granted in replacement of a tendered Eligible Option, because the exercise price for the New Option will be same as in effect for the canceled option it replaces. We expect to pay the Cash Bonus on January 4, 2008 to Eligible Optionees whose Eligible Options are amended.

Election Choices	If an Eligible Optionee wishes to accept the Offer with respect to a particular Eligible Option, he or she must tender all of that option for amendment or replacement. If an Eligible Optionee holds more than one Eligible Option, then he or she may elect to tender one or more of those options and retain the balance.

Expiration Date	The Offer will expire on August 2, 2007, unless extended (the “Expiration Date”).

FREQUENTLY ASKED QUESTIONS
     The following are answers to some of the questions that you may have about the Offer. We urge you to read carefully the remainder of this document and the accompanying Election Form, Stock Option Amendment and Cash Bonus Agreement and Stock Option Cancellation and Regrant Agreement (which when taken together, as they may each be amended or supplemented from time to time, constitute the “Offer”) because the information in this summary and in the introductory pages preceding this summary is not complete and may not contain all of the information that is important to you. Additional important information is contained in the remainder of this document and the Election Form, Stock Option Amendment and Cash Bonus Agreement and Stock Option Cancellation and Regrant Agreement.
What options are eligible for amendment or replacement pursuant to the Offer?
     An outstanding option to purchase shares of Foundry common stock will be eligible for amendment or replacement pursuant to the Offer if that option meets each of the following conditions (an option that satisfies each of the following conditions is designated an “Eligible Option” for purposes of the Offer):
(i)	The option was granted under one of the following Foundry stock incentive plans:
•	the Foundry 1996 Stock Plan (the “1996 Plan”); or

•	the Foundry 2000 Non-Executive Stock Option Plan (the “2000 Plan”);
(ii)	The option was granted, for accounting purposes, with an exercise price that is less than the fair market value of Foundry common stock on the applicable date of grant (the “Measurement Date”);

(iii)	The option is held by an individual who is, on the Expiration Date, a current employee of Foundry or an affiliated company (such as a subsidiary) and subject to income taxation in the United States with respect to that option (an “Eligible Optionee”);

(iv)	The option was unvested as of December 31, 2004 (if only a portion of the option was unvested as of December 31, 2004, then only that unvested portion of the option will be an Eligible Option); and

(v)	The option is outstanding on the Expiration Date.
     None of our current or former officers or members of our Board of Directors is eligible to participate in the Offer.
What other defined terms are important to understand the Offer?
     For purposes of the Offer, you also should be familiar with the following additional definitions.

     “Adjusted Exercise Price” is the new exercise price per share that will be in effect for any tendered Eligible Option that is amended pursuant to the Offer and will be equal to the lower of (i) the fair market value per share of Foundry common stock on the Measurement Date of the option and (ii) the closing selling price per share of such common stock on the date on which the option is amended. However, if the exercise price currently in effect for an Eligible Option is the same or higher than the closing selling price per share of Foundry common stock on the Amendment Date, then that option will, on the Amendment Date, be canceled and immediately replaced with a new option granted under the Foundry 2006 Stock Incentive Plan (the “2006 Plan,” and together with the 1996 Plan and the 2000 Plan, the “Plans”) that is exactly the same as the canceled option, including the same exercise price per share and no loss of vesting or change to the expiration date of the option term, but with a new grant date.
     Accordingly, the exercise price for a tendered Eligible Option that we amend or replace pursuant to the Offer will fall within one of the three following categories:
(i)	Full Increase: increased to the fair market value per share of Foundry common stock on the Measurement Date of that option because such fair market value is lower than the closing selling price per share of Foundry common stock on the date that option is amended;

(ii)	Partial Increase: increased to the closing selling price per share of Foundry common stock on the date that option is amended because such price is lower than the fair market value per share of Foundry common stock on the Measurement Date of that option; or

(iii)	No Increase: retained as the exercise price per share for any New Option issued in replacement of that option.
     “Amended Option” will mean an Eligible Option that has been amended pursuant to the Offer to increase the exercise price per share for the Foundry common stock purchasable under that option to the Adjusted Exercise Price determined for such option.
     “Amendment Date” will mean the date on which each Eligible Option is amended to increase the exercise price of that option to the Adjusted Exercise Price and will be August 3, 2007 or, if the Offer is extended, the first business day following the extended expiration date of the Offer.
     “Cash Bonus” is the cash bonus to which each Eligible Optionee will become entitled if the current exercise price of one or more of his or her Eligible Options is increased pursuant to the Offer. No Cash Bonus will be paid with respect to a New Option granted in replacement of a tendered Eligible Option, because the exercise price for the New Option will be same as in effect for the canceled option it replaces.
     “Election Form” is the form that the Eligible Optionee must use to notify us as to the particular Eligible Options he or she has elected to tender for amendment or replacement pursuant to the terms of the Offer.
     “fair market value” per share of Foundry common stock on any relevant date will be deemed to be equal to the closing selling price per share of such stock on that date on the NASDAQ Global Select Market.
     “New Option” will mean the option granted on the Amendment Date under the 2006 Plan in replacement of a tendered Eligible Option with a current exercise price per share at or above the closing selling price per share of Foundry common stock on the Amendment Date. The New Option will be exactly the same as the canceled option, including the same exercise price per share and no loss of vesting or change to the expiration date of the option term, but will have a new grant date. The New Option will be evidenced by a Stock Option Cancellation and Regrant Agreement.
Why is Foundry making the Offer?
     We are making the Offer to amend or replace the Eligible Options because of potential adverse tax consequences that may apply to those options. Section 409A to the Internal Revenue Code (the “Code”) provides that an option granted with a below-market exercise price, to the extent it was not vested as of December 31, 2004, will be subject to adverse income taxation (as described below), unless that option is brought into compliance with Section 409A before exercise. Foundry has decided to offer Eligible Optionees holding such options the opportunity to amend or replace each such option in an effort to avoid adverse taxation under Section 409A. By taking such remedial action, Eligible Optionees can avoid the adverse tax consequences summarized in Section 2 of the Offering Memorandum.
     The following chart provides information concerning the grant date indicated for each Eligible Option in the applicable option agreement and the exercise price per share currently in effect for that option. Your individualized Eligible Option chart in the Election Form that accompanies the Offer will also set forth the Measurement Date for each Eligible Option you hold, the fair market value per share of Foundry common stock on that date and the number of shares of common stock subject to each Eligible Option.

Original Date	Measurement	Current	Fair Market Value on
of Grant	Date	Exercise Price	Measurement Date
Jan. 9, 2001	Jan. 12, 2001	$11.38	$15.12
April 30, 2001	May 18, 2001	$14.85	$19.18
May 31, 2001	June 11, 2001	$17.55	$17.83
Sept. 28, 2001	Oct. 5, 2001	$6.05	$8.26
Oct. 31, 2001	Nov. 6, 2001	$9.76	$10.44
Feb. 5, 2002	Feb. 26, 2002	$6.14	$6.30
Feb. 5, 2002	Mar. 14, 2002	$6.14	$7.41
Feb. 28, 2002	Mar. 20, 2002	$5.62	$6.57
May 6, 2002	July 8, 2002	$4.94	$6.84
Sept. 30, 2002	Oct. 4, 2002	$5.48	$6.02

Original Date	Measurement	Current	Fair Market Value on
of Grant	Date	Exercise Price	Measurement Date
Dec. 30, 2002	Jan. 7, 2003	$6.84	$8.39
Dec. 30, 2002	Jan. 13, 2003	$6.84	$9.35
Dec. 30, 2002	Jan 14, 2003	$6.84	$9.68
Jan. 31, 2003	Feb. 25, 2003	$8.30	$9.05
April 10, 2003	June 13, 2003	$8.00	$14.07
April 30, 2003	May 23, 2003	$10.89	$13.93
June 30, 2003	July 11, 2003	$14.27	$16.93
Aug. 6, 2003	Oct. 9, 2003	$16.00	$24.11
Aug. 29, 2003	Sept. 8, 2003	$19.41	$22.40
Sept. 30, 2003	Oct. 10, 2003	$21.50	$24.11
Oct. 31, 2003	Dec. 22, 2003	$23.21	$25.86
Nov. 28, 2003	Dec. 3, 2003	$26.21	$26.47
Dec. 31, 2003	Jan. 9, 2004	$27.33	$29.82
Mar. 31, 2004	April 5, 2004	$17.17	$18.81
April 30, 2004	May 26, 2004	$11.30	$12.65
May 31, 2004	June 17, 2004	$12.34	$13.29
Aug. 31, 2004	Sept. 14, 2004	$9.12	$10.69
Sept. 30, 2004	Oct. 5, 2004	$9.49	$10.32
Nov. 30, 2004	Dec. 2, 2004	$13.35	$13.50
Feb. 28, 2005	Mar. 10, 2005	$10.37	$11.25
June 30, 2005	July 7, 2005	$8.62	$8.94
July 1, 2005	Aug. 4, 2005	$8.60	$11.46
Aug. 31, 2005	Sept. 14, 2005	$11.70	$12.40
Oct. 31, 2005	Nov. 11, 2005	$11.93	$11.96
Nov. 30, 2005	Dec. 7, 2005	$13.89	$13.93
Dec. 30, 2005	Jan. 10, 2006	$13.81	$14.49
Feb. 28, 2006	Mar. 14, 2006	$14.04	$15.96
April 28, 2006	May 10, 2006	$14.21	$15.12
Are Foundry executive officers and board members eligible to participate in the Offer?
     No. None of our current or former officers or members of our Board of Directors is eligible to participate in the Offer.
Are optionees that are resident outside the United States eligible to participate in the Offer?
     Yes. If you are a current employee of Foundry or an affiliated entity holding an Eligible Option and subject to taxation in the United States with respect to that option, then you are eligible to participate in the Offer even if you are not currently residing in the United States.
What are the components of the Offer?
     If an Eligible Option is amended pursuant to the Offer, then the exercise price of that option will be increased to the lower of (i) the fair market value of Foundry common stock on the Measurement Date of that option or (ii) the closing selling price per share of Foundry common stock on the Amendment Date. We believe that the adjusted exercise price will avoid the potential taxation of that option under Section 409A. The new exercise price in effect for each tendered Eligible Option will be designated the “Adjusted Exercise Price.” However, if the exercise price currently in effect for an Eligible Option is the same or higher than the closing selling price per share of Foundry common stock on the Amendment Date, then that option will, on the Amendment Date, be canceled and immediately replaced with a New Option granted under the 2006 Plan that is exactly the same as the canceled option, including the same exercise price per share and no loss of vesting or change to the expiration date of the option term, but with a new grant date. Such cancellation and re-grant is necessary to evidence the remedial action required under Section 409A with respect to an Eligible Option whose current exercise price is not increased.
     In addition, each Eligible Optionee whose Eligible Options are so amended will become entitled to a special cash bonus from us (the “Cash Bonus”). The amount of the Cash Bonus payable with respect to each Amended Option will be determined by multiplying (i) the amount by which the Adjusted Exercise Price exceeds the exercise price per share currently in effect for that Eligible Option by (ii) the number of shares of Foundry common stock purchasable under that option at the Adjusted Exercise Price. No Cash Bonus will be paid with respect to a New Option granted in replacement of a tendered Eligible Option, because the exercise price for the New Option will be same as in effect for the canceled option it replaces. We expect to pay the Cash Bonus on January 4, 2008 to each Eligible Optionee whose Eligible Option is amended. The delayed payment of the Cash Bonus is required by applicable Internal Revenue Service (“IRS”) regulations. Payment of the Cash Bonus will be subject to our collection of all applicable withholding taxes and other amounts required to be withheld by us. This Cash Bonus will be paid whether or not you continue in Foundry’s employ through the payment date.
What happens if I am not a current employee on the Expiration Date?
     If you are not in the employ of Foundry or any affiliated entity on the Expiration Date, then none of your tendered Eligible Options will be amended or replaced, and you will not be entitled to any Cash Bonus with respect to those options. The tendered options will be returned to you and will remain exercisable in accordance with the terms in effect for them at the time of tender, including the current exercise price per share.
What are the tax consequences of an option subject to Section 409A?
     Section 409A was added to the Code by the American Jobs Creation Act of 2004. The U.S. Treasury Department and IRS have to date provided guidance and issued final regulations with respect to certain items of compensation under Section 409A. That guidance and the final regulations indicate that a stock option granted with an exercise price per share below the fair market value of the underlying shares on the grant date will, to the extent that option was not vested as of December 31, 2004, be subject to the adverse tax consequences of Section 409A. Unless remedial action is taken to bring that option into compliance before exercise, we believe, on the basis of our understanding and interpretation of the applicable guidance and the final regulations, that the option will trigger adverse U.S. federal tax consequences under Section 409A as indicated below, although it is not entirely clear at present how that option will actually be taxed under Section 409A.
     Taxation in Year of Vesting. To the extent a Section 409A-covered option vested as to one or more shares during the 2005 and 2006 calendar years, the optionee would recognize taxable income for that year in an amount equal to the fair market value of those shares on December 31, 2005 and December 31, 2006, respectively, less the exercise price payable for those shares. The optionee would have to report that income in amended tax returns filed for the 2005 and 2006 calendar years. To the extent the options vested as to one or more shares during the 2007 calendar year, the optionee would recognize taxable income equal to the fair market value of those shares on December 31, 2007 less the aggregate exercise price payable for the shares, and we would have to collect the applicable withholding taxes on that income. Taxation would occur in this manner even though the options remain unexercised.
Note: The IRS has not yet provided any guidance as to how the additional taxable income is to be measured over the period the options remain outstanding after the 2006 calendar year.
     Tax Penalty. In addition to normal income taxes payable on the spread (the excess of the fair market value per share over the exercise price) in effect under each of an optionee’s Eligible Options on the applicable December 31, 2005, December 31, 2006 or December 31, 2007 measurement date, the optionee would also be subject to an additional U.S. federal tax penalty equal to 20% of that spread.
Note: Certain states, including California, have adopted provisions similar to Section 409A under their tax laws, and for optionees subject to income taxation in such states, the total penalty tax could be up to 40% (a 20% federal penalty tax and up to a 20% state penalty tax).
     Continued Taxation. It is likely, but not certain, that the optionee would be subject to additional income taxation, penalty taxes and withholding taxes on any subsequent increases to the year-end value of the vested option shares. Such taxation will continue until the options are exercised. For option shares that vested in one calendar year and remain unexercised at the end of subsequent calendar years, the additional income subject to such taxation in each subsequent calendar year would be based on the amount by which the fair market value per share of Foundry common stock at the end of such calendar year exceeds the fair market value per share of Foundry common stock at the end of the preceding calendar year. No guidance has yet been issued as to when or how often in each calendar year after 2006 the appreciation is to be measured and what impact a decline in value of the shares will have upon the taxation of those shares.
     Interest Penalty. The optionee will also be subject to interest penalties for failure to pay on a timely basis the taxes attributable to the vesting of the options in the 2005 and 2006 calendar years. The optionee may incur additional interest penalties if he or she does not pay on a timely basis the taxes attributable to the Section 409A income for the 2007 calendar year.
     If you exercise an Eligible Option in the 2007 calendar year without first bringing that option into compliance with Section 409A, then it is possible that the 20% penalty tax under Section 409A may be based solely on the amount by which the fair market value of the purchased shares at the time of exercise exceeds the current exercise price, and the interest penalties may be based on the spread that existed on the vested option shares at the close of the 2005, 2006 and 2007 calendar years. However, the applicable IRS guidance to date is not entirely clear on this point.
     You should consult with your personal financial, tax and legal advisors with regard to the impact of Section 409A on your Eligible Options. Please note, however, that we are currently making our own determination as to whether the Eligible Options are subject to Section 409A. If, based on the available facts, we make a determination that the Eligible Options are more likely than not subject to Section 409A, we will report to the IRS (and any applicable state taxing authorities), and make applicable tax withholdings in respect of, any income that should be recognized by you under Section 409A in connection with those Eligible Options that are not amended or replaced in the Offer, as provided by applicable law. You will be solely responsible for any excise taxes, penalties or interest payable under Section 409A and state and foreign tax laws.
What are the tax consequences if I accept the Offer?
     If you tender your Eligible Options, you will not recognize any taxable income for U.S. federal income tax purposes at the time of the tender or at the time your Eligible Options are amended to adjust the exercise price or replaced with a New Option.
     By amending the exercise prices of your Eligible Options to the applicable Adjusted Exercise Prices or replacing those options with New Options, we believe that you will also avoid the adverse taxation of those options under Section 409A. Accordingly, since your Amended Options or New Options vest in one or more installments, we believe that you will not recognize taxable income with respect to the option shares that vest each year, and you will not be subject to any 20% penalty tax or any interest penalty under Section 409A. You will only be taxed with respect to your Amended Options or New Options when you exercise those options. However, you will recognize taxable income when you receive the Cash Bonus paid with respect to your Amended Options.
     If you are subject to the tax laws of other jurisdictions in addition to the United States, there may be additional consequences of participation in the Offer. All Eligible Optionees, including those who are subject to taxation in foreign jurisdictions, should consult with their own personal tax advisor as to the tax consequences of accepting the Offer.
     Please see Section 15 of the Offering Memorandum for more detailed information regarding the tax consequences of the Offer.
If I accept the Offer, am I guaranteed that the Eligible Option will not be subject to the adverse personal tax consequences under Section 409A?
     No. While we believe that the Offer complies in good faith with available guidance to avoid or minimize the potentially adverse personal tax consequences of Section 409A, as of the commencement date of the Offer, there are still uncertainties regarding how Section 409A will be implemented in certain circumstances.
     Please see Section 2 of the Offering Memorandum for more detailed information regarding the unfavorable tax consequences to Eligible Optionees.
How will my Cash Bonus be taxed?
     You will be taxed upon your receipt of the Cash Bonus. The payment will constitute wages for tax withholding purposes. Accordingly, we must withhold all applicable U.S. federal, state and local income and employment withholding taxes as well as all applicable foreign taxes and payments required to be withheld with respect to such payment. You will receive only the portion of the payment remaining after all those taxes and payments have been withheld.
     If your Eligible Options are not amended pursuant to the Offer, you will not receive any Cash Bonus with respect to those options. In addition, no Cash Bonus will be paid with respect to a New Option granted in replacement of a tendered Eligible Option, because the exercise price for the New Option will be same as in effect for the canceled option it replaces.
Is the Cash Bonus subject to vesting?
     The Cash Bonus is not subject to vesting or otherwise subject to forfeiture. Eligible Optionees who have tendered an Eligible Option will be entitled to receive the Cash Bonus regardless of whether they remain employed with Foundry on the actual payment date and regardless of whether the Eligible Option to which such bonus relates has vested or ever vests.
Do I receive the Cash Bonus even if I never exercise the Amended Option or New Option?
     Yes. We expect to make the Cash Bonus on January 4, 2008, regardless of whether you have exercised the Amended Option or New Option at that time and regardless of whether you ever exercise the Amended Option or New Option.
What are the tax consequences if I do not accept the Offer?
     If you choose not to tender your Eligible Options and take no other action to bring those options into compliance with Section 409A, then you will be subject to the adverse taxation under Section 409A in the manner discussed above. You will be solely responsible for any adverse personal tax consequences that may result.
     Please see Section 2 of the Offering Memorandum for more detailed information regarding the unfavorable tax consequences to Eligible Optionees.
What securities are subject to the Offer?
     The Offer covers only Eligible Options. Your Election Form accessible on the Offer website at https://fdry.equitybenefits.com/SignOn.aspx will contain a personal summary of the

Eligible Options that you currently hold, including information relating to the number of shares subject to each Eligible Option, the current exercise price per share in effect for that option, the Measurement Date for each Eligible Option and the fair market value per share of Foundry common stock on that date.
Am I required to participate in the Offer?
     No. Participation in the Offer is voluntary. You may choose either to tender your Eligible Options for amendment or replacement pursuant to the Offer or to retain those options. If you decide to accept the Offer, you must submit a properly completed Election Form for your tendered Eligible Options.
     If you choose not to tender your Eligible Options, then you will be subject to the adverse taxation under Section 409A. You will be solely responsible for any adverse personal tax consequences that may result.
Do I have to accept the Offer with respect to all of my Eligible Options or may I decide to accept the Offer with respect to only a portion of the Eligible Options?
     If you wish to accept the Offer with respect to a particular Eligible Option, you must tender all of that option for amendment or replacement. If you hold more than one Eligible Option, then you may elect to tender one or more of those options and retain the balance. Please remember that not all of a particular outstanding option grant may be an Eligible Option. Only the portion of that grant that was not vested as of December 31, 2004 may constitute an Eligible Option.
Will the terms and conditions of my Amended Options or New Options be the same as those currently in effect for my Eligible Options?
     Except for the adjustment to the exercise price per share, each Eligible Option that is amended pursuant to the Offer will continue to remain subject to the same terms and conditions as in effect for such option immediately before the amendment. Accordingly, each Amended Option will vest in accordance with the same vesting schedule measured from the same vesting commencement date and will have the same exercise period, option term and other conditions currently in effect for that option. No change to the vesting schedule or other terms will occur by reason of the amendment.
     Each New Option granted pursuant to the Offer will be exactly the same as the tendered Eligible Option it replaces, including the same exercise price per share and no loss of vesting or change to the expiration date of the option term, but with a new grant date.
When will my Eligible Options be amended?
     The exercise price for each Eligible Option tendered pursuant to the Offer will be amended to the applicable Adjusted Exercise Price on August 3, 2007, or if the Offer is extended, the first business day following the extended Expiration Date. The date the exercise price for an Eligible Option is increased to the applicable Adjusted Exercise Price will constitute the Amendment Date, and each Eligible Option that is so amended will be designated an Amended Option. However, tendered Eligible Options with current exercise prices at or above the fair market value per share of Foundry common stock on August 3, 2007 or, if the Offer is extended, the first business day following the extended Expiration Date, will be canceled at that time and immediately replaced with a New Option that is exactly the same as the canceled option, including the same exercise price per share and no loss of vesting or change to the expiration date of the option term, but with a new grant date.
     As soon as administratively practicable after the Amendment Date, we will deliver to you a final and complete Stock Option Amendment and Cash Bonus Agreement that will reflect the adjustment to the exercise price of each of your Amended Options and our unconditional obligation to pay you the Cash Bonus calculated for each Amended Option, which we expect to pay on January 4, 2008. You will also receive, as soon as administratively practicable after the Amendment Date, a Stock Option Cancellation and Regrant Agreement for any New Option granted in replacement of a tendered Eligible Option with a current exercise price per share that is the same or higher than the closing selling price per share of Foundry common stock on the Amendment Date.
What happens if the fair market value of Foundry common stock on the Amendment Date is less than the fair market value per share of such common stock on the Measurement Date of the Eligible Option?
     If the fair market value per share of Foundry common stock on the Amendment Date is less than the fair market value of such common stock on the Measurement Date for the Eligible Option, then the Adjusted Exercise Price for that option will be set at the fair market value per share of Foundry common stock on the Amendment Date. However, if the exercise price currently in effect for an Eligible Option is the same or higher than the closing selling price per share of Foundry common stock on the Amendment Date, then that option will, on the Amendment Date, be canceled and immediately replaced with a New Option with the same exercise price as the canceled option, but with a new grant date.
When can I exercise my Amended Options or New Options?
     You may exercise an Amended Option for vested option shares at any time following its amendment to the Adjusted Exercise Price and before its termination. You may exercise a New Option for vested option shares at any time after grant and before its termination.
Can I exercise my Eligible Options after I accept the Offer but before amendment or replacement?
     You cannot exercise your Eligible Options before the Amendment Date without voiding your acceptance of the Offer. You may exercise your Eligible Options before the Amendment Date, provided such exercise complies with the existing terms of your Eligible Options, our insider trading policy and any interim blackout periods during which cashless exercises and sales to cover are prohibited. However, if you exercise your Eligible Options before the Amendment Date, any election you have made to accept the Offer as to the exercised options will be null and void. Consequently, you may personally incur adverse tax consequences under Section 409A with respect to any Eligible Options you exercise before the Amendment Date on which they are amended or replaced pursuant to the Offer. You will be solely responsible for any adverse personal tax consequences that may result.
Will my Amended Options or New Options be incentive stock options or non-statutory options?
     Because your Eligible Options were granted with exercise prices below the fair market value of Foundry common stock on the respective Measurement Dates, the options are non-statutory options under the U.S. federal income tax laws, and they will remain non-statutory options after the amendment to the applicable Adjusted Exercise Prices. Therefore, when you subsequently exercise your Amended Options, you will recognize immediate taxable income equal to the excess of (i) the fair market value of the purchased shares at the time of exercise over (ii) the Adjusted Exercise Price paid for those shares, and we must collect the applicable withholding taxes with respect to such income. All New Options will also be taxable as non-statutory options.
     If you are subject to the tax laws of other jurisdictions in addition to the United States, there may be additional or different consequences in that jurisdiction of exercising your options.
When will I be able to exercise the portion of my options that was vested prior to December 31, 2004?
     You may exercise the portion of each of your options that was vested as of December 31, 2004 at any time before the termination or expiration of that option. Such portion is not subject to the Offer and will not be subject to adverse taxation under Section 409A.
What are the conditions to the Offer?
     The Offer is subject to a number of conditions, including the conditions described in Section 7 of the Offering Memorandum. The Offer is not conditioned upon the tender of a minimum number of Eligible Options for amendment or replacement.
When does the Offer expire? Can the Offer be extended, and if so, how will I be notified if it is extended?
     The Offer will expire on August 2, 2007, at 11:59 p.m., Eastern Time, unless we extend the Offer.
     Although we do not currently intend to do so, we may, in our discretion, extend the Offer at any time. If the Offer is extended, we will send you an email or other communication informing you of the extension no later than 9:00 a.m., Eastern Time, on the next business day following the previously scheduled expiration of the Offer period.

How and when do I tender my Eligible Options?
     In order to tender one or more of your Eligible Options for amendment or replacement pursuant to the Offer, you must log on to the Offer website at https://fdry.equitybenefits.com/SignOn.aspx and click on the MAKE AN ELECTION button to proceed with your election. You will be redirected to the first page of the Election Form. You will need to check the appropriate boxes next to each of your Eligible Options to indicate whether you elect to tender your Eligible Options in accordance with the terms of the Offer. After completing the Election Form, you will be allowed to review your elections you have made with respect to your Eligible Options. If you are satisfied with your elections, you will proceed to the Agreement to Terms of Election page. Only after you agree to the Agreement to the Terms of Election will you be directed to the Election Confirmation Statement page. Please print and keep a copy of the Election Confirmation Statement for your records. You will then be deemed to have completed the election process for tendering your Eligible Options.
     If you are not able to submit your election electronically via the Offer website as a result of technical failures inherent to the website, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), you must complete a paper Election Form and return it to us via facsimile to Stock Administration at (408) 207-1689. To obtain a paper Election Form, please contact the Foundry Tender Offer Hotline at (408) 207-1888 or stock@foundrynet.com.
     You must complete the tender and election process in the foregoing manner by 11:59 p.m., Eastern Time, on August 2, 2007. If we extend the Offer beyond August 2, 2007, you must complete the process before the extended expiration date of the Offer.
     We will not accept delivery of any Election Form after the Expiration Date. If we do not receive a properly completed and duly executed Election Form from you before the Expiration Date, we will not accept your Eligible Options for amendment or replacement. Those options will not be amended or replaced pursuant to the Offer, and no Cash Bonus will be paid with respect to those options.
     We reserve the right to reject any or all tenders of Eligible Options that we determine are not in appropriate form or are unlawful to accept. Otherwise, we intend to accept all properly and timely tendered Eligible Options that are not validly withdrawn. Subject to our rights to extend, terminate or amend the Offer, we currently expect that we will accept all properly tendered Eligible Options upon the Expiration Date, and we will amend or replace those options on the next business day thereafter.
During what period of time may I change my election with respect to my Eligible Options?
     You may change your previously submitted election at any time before 11:59 p.m., Eastern Time, on August 2, 2007 (or any extended expiration date of the Offer). If you would like to change your election, you must log on to the Offer website at https://fdry.equitybenefits.com/SignOn.aspx, complete and submit a new Election Form. You should print a copy of your revised Election Form and updated Election Confirmation Statement and keep those documents with your other records for the Offer.
     Alternatively, you may change your existing election by completing a new paper Election Form and returning it to us via facsimile to Stock Administration at (408) 207-1689. To obtain a paper Election Form, please contact the Foundry Tender Offer Hotline at (408) 207-1888 or stock@foundrynet.com.
     You may change your previously submitted elections as many times as you would like before the Expiration Date.
What does Foundry think of the Offer?
     Although our Board of Directors has approved the Offer, neither we nor our Board of Directors make any recommendation as to whether you should tender or refrain from tendering your Eligible Options for amendment or replacement. You must make your own decision whether to tender your Eligible Options, after taking into account your own personal circumstances and preferences. Foundry recommends that you consult with your personal tax advisor when deciding whether or not you should tender your Eligible Options.
What are some of the key dates to remember?
     The commencement date of the Offer is July 2, 2007.
     The Offer will expire at 11:59 p.m., Eastern Time, on August 2, 2007 (unless we extend it).
     The Eligible Options will be amended or replaced on August 3, 2007 (unless we extend the Offer). Please be aware that your option account at your broker may not accurately reflect the amendment or replacement for one to two business days following the Amendment Date.
     We expect that the Cash Bonus for the Amended Options will become payable on January 4, 2008. This delayed payment is required by applicable IRS regulations.
To whom can I talk if I have questions about the Offer?
     For additional information or assistance, you should contact the Foundry Tender Offer Hotline at (408) 207-1888 or stock@foundrynet.com.

RISK FACTORS RELATING TO THE OFFER
     Participating in the Offer involves risks discussed in the Offer and described below. You should carefully consider these risks and are encouraged to consult your investment, tax and legal advisor before deciding to participate in the Offer.
Tax-Related Risks
     The IRS Could Change the Expected Section 409A Tax Consequences. As described above and in Section 2 of the Offering Memorandum, based on the current guidance and final regulations under Section 409A, your Eligible Options will be subject to adverse tax consequences under Section 409A unless they are brought into compliance with Section 409A before December 31, 2007 or any earlier exercise of those options. We believe that we have complied in good faith with the current guidance and the final regulations under Section 409A in structuring the Offer in a manner which will provide you with the opportunity to avoid the taxation of your Eligible Options under Section 409A.
     Tax-related Risks for Residents of Multiple Countries. If you are subject to the tax laws in more than one jurisdiction, you should be aware that tax consequences of more than one country may apply to you as a result of your participation in the Offer. You should be certain to consult your personal tax advisor to discuss these consequences. We will distribute short summaries of some of those consequences with respect to some of the countries where Eligible Optionees are located. If you are subject to the tax laws of jurisdictions outside of the United States, you should also review the summary applicable to such foreign jurisdiction.
     State and Local Taxes. The discussion in Sections 2 and 15 of the Offering Memorandum describes the material U.S. federal income tax consequences if you participate in the Offer or if you elect not to participate. State and local laws may provide different tax treatment. In addition, certain states, including California, have adopted provisions similar to Section 409A. If you are subject to income taxation in those states, you may incur additional taxes, interest and penalties under such provisions if you do not bring your Eligible Options into compliance.
Eligible Optionees should consult with their own personal tax advisors as to the tax consequences of their participation in the Offer.
Procedural Risks
     If you wish to tender one or more of your Eligible Options for amendment or replacement, you must properly complete and sign the Election Form in accordance with the applicable instructions for that form. You can complete this process by accessing the Offer website at https://fdry.equitybenefits.com/SignOn.aspx. You are responsible for making sure that your initial Election Form and any subsequent changes to your Election Form pursuant to which you withdraw or re-tender your Eligible Options are received by us before the Expiration Date. We intend to confirm the receipt of your initial Election Form and any subsequent changes to your Election Form by emailing an Election Confirmation Statement to your Foundry email address within one business day after receipt. If you have not received an Electronic Confirmation Statement in the timeframe prescribed, it is your responsibility to confirm that we have received your complete submission by emailing a copy of the Confirmation Statement that you will have printed from the Offer website at the time you submit your Election Form online.
     Your Election Form and any subsequent changes to your Election Form must be received by 11:59 p.m., Eastern Time, on August 2, 2007. If we extend the Offer beyond August 2, 2007, you must complete the process before the extended Expiration Date of the Offer. Any Election Form not received by the Expiration Date will be disregarded.
Business-Related Risks
     In addition to those risks discussed above, you are encouraged to read the risk factors outlined in our periodic and other reports filed with the SEC, including those in our Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed with the SEC on June 14, 2007, which are incorporated by reference herein. Copies of these reports may be obtained from the places and in the manner described in Section 18 of the Offering Memorandum. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks actually occur, our business could be harmed. In that event, the trading price of Foundry common stock could decline.

THE OFFER
1.	ELIGIBLE OPTIONEES; ELIGIBLE OPTIONS; AMENDMENT OR REPLACEMENT OF ELIGIBLE OPTIONS AND CASH BONUS; NEW OPTIONS; EXPIRATION DATE; ADDITIONAL CONSIDERATIONS.
     Section 409A (“Section 409A”) to the Internal Revenue Code (the “Code”) provides that an option granted with a below-market exercise price to an individual subject to income taxation in the United States, to the extent the option was not vested as of December 31, 2004, will be subject to adverse income taxation (as described below), unless that option is brought into compliance with Section 409A before exercise. Foundry Networks, Inc. (“Foundry,” “we” or “us”) has decided to offer certain individuals the opportunity to amend certain outstanding stock options to purchase Foundry common stock previously granted to them in an effort to avoid taxation of those options under Section 409A.
Eligible Options
     An outstanding option to purchase shares of Foundry common stock will be eligible for amendment pursuant to the Offer if that option meets each of the following conditions (an option that satisfies each of the following conditions is designated an “Eligible Option” for purposes of the Offer):
(i)	The option was granted under one of the following Foundry stock incentive plans:
•	the Foundry 1996 Stock Plan (the “1996 Plan”); or

•	the Foundry 2000 Non-Executive Stock Option Plan (the “2000 Plan”);
(ii)	The option was granted, for accounting purposes, with an exercise price that is less than the fair market value of Foundry common stock on the applicable date of grant (the “Measurement Date”);

(iii)	The option is held by an individual who is, on the Expiration Date, a current employee of Foundry or an affiliated company (such as a subsidiary) and subject to income taxation in the United States with respect to that option (an “Eligible Optionee”);

(iv)	If the option is held by an Eligible Optionee subject to income taxation in the United States, the option was unvested as of December 31, 2004 (if only a portion of the option was unvested as of December 31, 2004, then only that unvested portion of the option will be an Eligible Option); and

(v)	The option is outstanding on the Expiration Date.
     None of our current or former officers or members of our Board of Directors is eligible to participate in the Offer.

     The following chart provides information concerning the grant date indicated for each Eligible Option in the applicable option agreement and the exercise price per share currently in effect for that option. Your individualized Eligible Option chart in the Election Form that accompanies the Offer will also set forth the Measurement Date for each Eligible Option you hold, the fair market value per share of Foundry common stock on that date and the number of shares of Foundry common stock subject to each Eligible Option.

Original Date	Measurement	Current	Fair Market Value on
of Grant	Date	Exercise Price	Measurement Date
Jan. 9, 2001	Jan. 12, 2001	$11.38	$15.12
April 30, 2001	May 18, 2001	$14.85	$19.18
May 31, 2001	June 11, 2001	$17.55	$17.83
Sept. 28, 2001	Oct. 5, 2001	$6.05	$8.26
Oct. 31, 2001	Nov. 6, 2001	$9.76	$10.44
Feb. 5, 2002	Feb. 26, 2002	$6.14	$6.30
Feb. 5, 2002	Mar. 14, 2002	$6.14	$7.41
Feb. 28, 2002	Mar. 20, 2002	$5.62	$6.57
May 6, 2002	July 8, 2002	$4.94	$6.84
Sept. 30, 2002	Oct. 4, 2002	$5.48	$6.02
Dec. 30, 2002	Jan. 7, 2003	$6.84	$8.39
Dec. 30, 2002	Jan. 13, 2003	$6.84	$9.35
Dec. 30, 2002	Jan 14, 2003	$6.84	$9.68
Jan. 31, 2003	Feb. 25, 2003	$8.30	$9.05
April 10, 2003	June 13, 2003	$8.00	$14.07
April 30, 2003	May 23, 2003	$10.89	$13.93
June 30, 2003	July 11, 2003	$14.27	$16.93
Aug. 6, 2003	Oct. 9, 2003	$16.00	$24.11
Aug. 29, 2003	Sept. 8, 2003	$19.41	$22.40
Sept. 30, 2003	Oct. 10, 2003	$21.50	$24.11
Oct. 31, 2003	Dec. 22, 2003	$23.21	$25.86
Nov. 28, 2003	Dec. 3, 2003	$26.21	$26.47
Dec. 31, 2003	Jan. 9, 2004	$27.33	$29.82
Mar. 31, 2004	April 5, 2004	$17.17	$18.81
April 30, 2004	May 26, 2004	$11.30	$12.65
May 31, 2004	June 17, 2004	$12.34	$13.29
Aug. 31, 2004	Sept. 14, 2004	$9.12	$10.69
Sept. 30, 2004	Oct. 5, 2004	$9.49	$10.32
Nov. 30, 2004	Dec. 2, 2004	$13.35	$13.50
Feb. 28, 2005	Mar. 10, 2005	$10.37	$11.25
June 30, 2005	July 7, 2005	$8.62	$8.94
July 1, 2005	Aug. 4, 2005	$8.60	$11.46
Aug. 31, 2005	Sept. 14, 2005	$11.70	$12.40
Oct. 31, 2005	Nov. 11, 2005	$11.93	$11.96
Nov. 30, 2005	Dec. 7, 2005	$13.89	$13.93
Dec. 30, 2005	Jan. 10, 2006	$13.81	$14.49
Feb. 28, 2006	Mar. 14, 2006	$14.04	$15.96
April 28, 2006	May 10, 2006	$14.21	$15.12

Additional Definitions
     You should also be familiar with the following additional definitions that are important to the understanding of the terms of the Offer.
     “Adjusted Exercise Price” is the new exercise price per share that will be in effect for any tendered Eligible Option that is amended pursuant to the Offer and will be equal to the lower of (i) the fair market value per share of Foundry common stock on the Measurement Date of the option and (ii) the closing selling price per share of such common stock on the date on which the option is amended. However, if the exercise price currently in effect for an Eligible Option is the same or higher than the closing selling price per share of Foundry common stock on the Amendment Date, then that option will, on the Amendment Date, be canceled and immediately replaced with a New Option that is exactly the same as the canceled option, including the same exercise price per share and with no loss of vesting or change to the expiration date of the option term, but with a new grant date.
     Accordingly, the exercise price for a tendered Eligible Option that we amend or replace pursuant to the Offer will fall within one of the three following categories:
(i)	Full Increase: increased to the fair market value per share of Foundry common stock on the Measurement Date of that option because such fair market value is lower than the closing selling price per share of Foundry common stock on the date that option is amended;

(ii)	Partial Increase: increased to the closing selling price per share of Foundry common stock on the date that option is amended because such price is lower than the fair market value per share of Foundry common stock on the Measurement Date of that option; or

(iii)	No Increase: retained as the exercise price per share for any New Option issued in replacement of that option.
     For example, if the current exercise price of a tendered Eligible Option is $16.00 per share and the fair market value of Foundry common stock on the Measurement Date of that option was $24.11 per share, then the Adjusted Exercise Price for that option would be increased to $24.11 per share. However, if the closing selling price of Foundry common stock on Amendment Date is $17.50, then the Adjusted Exercise Price for that option would be set at $17.00. Finally, if the closing selling price of Foundry common stock on the Amendment Date is instead $15.00, then that Eligible Option would be canceled on the Amendment Date and the New Option would be granted with the same terms as the canceled option, including the current $16.00 exercise price, but with the Amendment Date as the new grant date.

     “Amended Option” will mean an Eligible Option that has been amended pursuant to the Offer to increase the exercise price per share for the Foundry common stock purchasable under that option to the Adjusted Exercise Price determined for such option.
     “Amendment Date” will mean the date on which the Eligible Options is amended to increase the exercise price of that option to the Adjusted Exercise Price and will be August 3, 2007 or, if the Offer is extended, the first business day following the extended expiration date of the Offer.
     “Cash Bonus” is the special cash bonus to which each Eligible Optionee will become entitled if the current exercise price of one or more of his or her Eligible Options is increased pursuant to the Offer. No Cash Bonus will be paid with respect to a New Option granted in replacement of a tendered Eligible Option, because the exercise price for the New Option will be same as in effect for the canceled option it replaces.
     “Election Form” is the form that the Eligible Optionee must use to notify us as to the particular Eligible Options he or she has elected to tender for amendment or replacement pursuant to the terms of the Offer.
     “fair market value” per share of Foundry common stock on any relevant date will be deemed to be equal to the closing selling price per share of such stock on that date on the NASDAQ Global Select Market.
     “New Option” will mean the option granted on the Amendment Date under the Foundry 2006 Stock Incentive Plan (the “2006 Plan,” and together with the 1996 Plan and the 2000 Plan, the “Plans”) in replacement of a tendered Eligible Option with a current exercise price per share at or above the closing selling price per share of Foundry common stock on the Amendment Date. The New Option will be exactly the same as the canceled option, including the same exercise price per share and no loss of vesting or change to the expiration date of the option term, but will have a new grant date. The New Option will be evidenced by a Stock Option Cancellation and Regrant Agreement.
     Upon the terms and subject to the conditions of the Offer, we will amend or replace all Eligible Options tendered by Eligible Optionees in accordance with Section 4 below that are not otherwise validly withdrawn in accordance with Section 5 below before the Expiration Date. For each Amended Option, the exercise price per share will be increased to the applicable Adjusted Exercise Price (as defined below), and we believe that such option will thereby avoid taxation under Section 409A. If the tendered Eligible Option is canceled and replaced with a New Option, we believe that the New Option will not be subject to taxation under Section 409A.
Eligible Optionees
     Individuals to whom Eligible Options have been granted by Foundry will be Eligible Optionees for purposes of the Offer if they are, on the Expiration Date, a current employee of Foundry or any affiliated entity (such as a subsidiary or joint venture) and subject to income taxation in the United States with respect to those options.

     None of our current or former officers or members of our Board of Directors is eligible to participate in the Offer.
Amendment of Eligible Options and Cash Bonus
     Upon the terms and subject to the conditions of the Offer, we will amend or replace each Eligible Option that is properly tendered by an Eligible Optionee in accordance with Section 4 below, and not validly withdrawn in accordance with Section 5 below, before the Expiration Date (as defined below). The exercise price of each Eligible Option that is amended pursuant to the Offer will be increased to the Adjusted Exercise Price determined for that option. If only a portion of an option qualifies as an Eligible Option (i.e., the portion of such option that was unvested as of December 31, 2004), then the Adjusted Exercise Price will only apply to that portion.
     Each Amended Option will continue to vest in accordance with the same vesting schedule measured from the same vesting commencement date currently in effect for that option. No change to the vesting schedule will occur by reason of the amendment. In addition, except for the Adjusted Exercise Price, the other terms and provisions of each Amended Option will be identical to the terms and provisions in effect for each such Eligible Option immediately before the amendment to the exercise price.
     Each Eligible Optionee whose Eligible Options are amended pursuant to the Offer will become entitled to a Cash Bonus. The amount of the Cash Bonus payable with respect to each Amended Option will be determined by multiplying (i) the amount by which the Adjusted Exercise Price exceeds the exercise price per share currently in effect for that Eligible Option by (ii) the number of shares of Foundry common stock purchasable under that option at the Adjusted Exercise Price. No Cash Bonus will be paid with respect to a New Option granted in replacement of a tendered Eligible Option, because the exercise price for the New Option will be same as in effect for the canceled option it replaces. We expect to pay the Cash Bonus on January 4, 2008 to each Eligible Optionee whose Eligible Option is amended. The delayed payment of the Cash Bonus is required by applicable Internal Revenue Service (“IRS”) regulations. Payment of the Cash Bonus will be subject to our collection of all applicable withholding taxes and other amounts required to be withheld by us. This Cash Bonus will be paid whether or not you continue in Foundry’s employ through the payment date.
     EXAMPLE: Assume that (1) you were granted an option under the 1996 Plan to purchase 1,000 shares that had a recorded grant date of August 6, 2003 and an exercise price per share of $16.00, (2) that option vests in 48 successive equal monthly installments over the four-year period measured from August 6, 2003, so there were 667 shares unvested as of December 31, 2004, (3) it was determined that the Measurement Date of that option was October 9, 2003 when the fair market value per share was $24.11, and (4) the closing selling price per share of Foundry common stock on the Amendment Date is $17.50.
     The portion of the option grant that was unvested as of December 31, 2004 (the 667 shares) constitutes an Eligible Option for purposes of the Offer. No other portion of the option may be tendered pursuant to the Offer. If you tender the portion constituting your Eligible Option, then your Eligible Option will be amended to increase the exercise price to $17.50 per share. No other changes will be made to the option. In addition, you will be eligible to receive a Cash Bonus, to be paid on January 4, 2007, in an amount of $1,000.50, determined by multiplying (i) the 667 shares eligible under the option by (ii) $1.50 (the amount by which the $17.50 Adjusted Exercise Price for that option exceeds the $16.00 per share exercise price previously in effect for that option).
Cancellation of Eligible Options and Grant of New Options.
     If the exercise price currently in effect for an Eligible Option is the same or higher than the closing selling price per share of Foundry common stock on the Amendment Date, then that option will, on the Amendment Date, be canceled and immediately replaced with a New Option that is exactly the same as the canceled option, including the same exercise price per share and no loss of vesting or change to the expiration date of the option term, but with a new grant date. Such cancellation and re-grant is necessary to evidence the remedial action required under Section 409A with respect to an Eligible Option whose current exercise price is not increased. No Cash Bonus will be paid with respect to a New Option, because there will be no change to the exercise price.
     EXAMPLE: Assume that (1) you were granted an option under the 1996 Plan to purchase 1,000 shares that had a recorded grant date of August 6, 2003 and an exercise price per share of $16.00, (2) that option vests in 48 successive equal monthly installments over the four-year period measured from August 6, 2003, so there were 667 shares unvested as of December 31, 2004, (3) it was determined that the Measurement Date of that option was October 9, 2003 when the fair market value per share was $24.11, and (4) the closing selling price per share of Foundry common stock on the Amendment Date is $15.00.
     The portion of the option grant that was unvested as of December 31, 2004 (the 20,000 shares) constitutes an Eligible Option for purposes of the Offer. No other portion of the option may be tendered pursuant to the Offer. If you tender the portion constituting your Eligible Option, then your tendered Eligible Option will be canceled on the Amendment Date, and you will be granted a New Option under the 2006 Plan with an exercise price of $16.00 per share for the 667 shares eligible under the August 6, 2003 grant. Except for the new grant date, the New Option will be the same as the canceled Eligible Option it replaces, with no loss of vesting or change to the expiration date of the option term. Because the exercise price under the New Option will be the same as under the canceled option, no Cash Bonus will be payable to you with respect to your New Option.
Former Employees
     If you are not in the employ of Foundry or any affiliated entity on the Expiration Date, then none of your tendered Eligible Options will be amended or replaced, and you will not be entitled to any Cash Bonus with respect to those options. The tendered options will be returned to you and will remain exercisable in accordance with the terms in effect for them at the time of tender, including the current exercise price per share.

Expiration Date
     The term “Expiration Date” means 11:59 p.m., Eastern Time, on August 2, 2007, unless we decide to extend the period of time during which the Offer will remain open, in which event the term “Expiration Date” will refer to the latest time and date at which the Offer, as so extended, expires. See Section 16 below for a description of our rights to extend, delay, terminate and amend the Offer, and Section 7 below for a description of conditions to the Offer.
Additional Considerations
     In deciding whether to tender one or more Eligible Options pursuant to the Offer, you should know that Foundry continually evaluates and explores strategic opportunities as they arise, including business combination transactions, strategic partnerships, capital infusions and the purchase or sale of assets. At any given time, we may be engaged in discussions or negotiations with respect to various corporate transactions. We also grant options, restricted stock units and other equity awards in the ordinary course of business to our current and new employees, including our executive officers. Our employees, including our executive officers, from time to time acquire or dispose of our securities. Subject to the foregoing, and except as otherwise disclosed in the Offer or in our filings with the Securities and Exchange Commission (“SEC”), we presently have no plans or proposals that relate to or would result in:
(a)	any extraordinary corporate transaction, such as a material merger, reorganization or liquidation, involving us or any of our subsidiaries;

(b)	any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

(c)	any material change in our present dividend policy or our indebtedness or capitalization;

(d)	any change in our present Board of Directors or executive management team, including any plans to change the number or term of our directors or to fill any existing board vacancies or to change the material terms of any executive officer’s employment;

(e)	any other material change in our corporate structure or business;

(f)	Foundry common stock not being authorized for quotation in an automated quotation system operated by a national securities association;

(g)	Foundry common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act (the “1934 Act”);

(h)	the suspension of our obligation to file reports pursuant to Section 15(d) of the 1934 Act;

(i)	the acquisition by any person of any of our securities or the disposition of any of our securities, other than in the ordinary course or pursuant to existing options or other rights; or

(j)	any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.
2.	PURPOSE OF THE OFFER.
     We are making the Offer to amend or replace the Eligible Options because of potential adverse tax consequences that may apply to those options. Section 409A to the Internal Revenue Code (the “Code”) provides that an option granted with a below-market exercise price, to the extent unvested as of December 31, 2004, will be subject to adverse income taxation unless that option is brought into compliance with Section 409A. We have decided to provide Eligible Optionees with the opportunity to bring the Eligible Options into compliance either by amending the exercise price per share to the Adjusted Exercise Price determined for each such option or by replacing that option with a New Option.
     Section 409A was added to the Code by the American Jobs Creation Act of 2004. The U.S. Treasury Department and IRS provided guidance and issued final regulations with respect to certain items of compensation under Section 409A. The guidance and the final regulations indicate that a stock option granted with an exercise price per share below the fair market value of the underlying shares on the grant date will, to the extent that option was not vested as of December 31, 2004, be subject to the adverse tax consequences of Section 409A. Unless remedial action is taken to bring that option into compliance, we believe, on the basis of our understanding and interpretation of applicable guidance and the final regulations, that the option will trigger adverse U.S. federal tax consequences under Section 409A as indicated below, although it is not entirely clear at present how that option will actually be taxed under Section 409A.
     Taxation in Year of Vesting. To the extent the a Section 409A-covered option vested as to one or more shares during the 2005 and 2006 calendar years, the optionee would recognize taxable income for these years in an amount equal to the fair market value of those shares on December 31, 2005 and December 31, 2006, respectively, less the aggregate exercise price payable for those shares. The optionee would have to report that income in an amended tax returns filed for the 2005 and 2006 calendar years. To the extent the options vested as to one or more shares during the 2007 calendar year, the optionee would recognize taxable income equal to the fair market value of those shares on December 31, 2007 less the aggregate exercise price payable for the shares, and we would have to collect the applicable withholding taxes on that income. Taxation would occur in this manner even though the options remain unexercised.
     Note: The IRS has not yet provided any guidance as to how the additional taxable income is to be measured over the period the options remain outstanding after the 2006 calendar year.
     Tax Penalty. In addition to normal income taxes payable on the spread (the excess of the fair market value per share over the exercise price) in effect under each of an optionee’s Eligible Options on the applicable December 31, 2005, December 31, 2006 or December 31, 2007

measurement date, the optionee would also be subject to an additional U.S. federal tax penalty equal to 20% of that spread.
Note: Certain states, including California, have adopted provisions similar to Section 409A under their tax laws, and for optionees subject to income taxation in such states, the total penalty tax could be up to 40% (a 20% federal penalty tax and up to a 20% state penalty tax).
     Continued Taxation. It is likely, but not certain, that the optionee would be subject to additional income taxation, penalty taxes and withholding taxes on any subsequent increases to the year-end value of the vested option shares. Such taxation will continue until the options are exercised. For option shares that vested in one calendar year and remain unexercised at the end of subsequent calendar years, the additional income subject to such taxation in each subsequent calendar year would be based on the amount by which the fair market value per share of Foundry common stock at the end of such calendar year exceeds the fair market value per share of Foundry common stock at the end of the preceding calendar year. No guidance has yet been issued as to when or how often in each calendar year after 2006 the appreciation is to be measured and what impact a decline in value of the shares will have upon the taxation of those shares.
     Interest Penalty. The optionee will also be subject to interest penalties for failure to pay on a timely basis the taxes attributable to the vesting of the options in the 2005 and 2006 calendar years. The optionee may incur additional interest penalties if he or she does not pay on a timely basis the taxes attributable to the Section 409A income for the 2007 calendar year.
     The following is an example of the adverse U.S. federal income taxes that may occur under Section 409A if remedial action is not taken to bring the below-market options into compliance with Section 409A:
     EXAMPLE. Assume that (1) you were granted an option under the 1996 Plan to purchase 20,000 shares that had a recorded grant date of November 30, 2004 and an exercise price per share of $13.35, (2) that option vests in 48 successive equal monthly installments over the four-year period measured from November 30, 2004, so there were 19,584 shares unvested as of December 31, 2004, and (3) it was determined that the Measurement Date of that option was December 2, 2004 when the fair market value per share was $13.50. Further, assume that the fair market value of Foundry common stock on December 31, 2007 is $17.00 per share. Unless remedial action under Section 409A is taken before December 31, 2007 (or before any earlier exercise of the option for the shares vesting after December 31, 2004), the option shares vesting after December 31, 2004 would be taxed as follows under Section 409A:
     Taxation in Year of Vesting for the Shares Vesting in 2005: For the 5,000 shares that vested during the 2005 calendar year, the optionee would recognize taxable income in that year equal to the amount by which the fair market value of those shares on December 31, 2005 ($13.81 per share) exceeded the exercise price payable for those shares ($13.35). Therefore, the optionee would have recognized $2,300.00 of ordinary income (5,000 x ($13.81 — $13.35)) in 2005. In addition to ordinary income taxes on this amount, the optionee would have incurred a 20% penalty tax in the amount of $460.00 for federal tax purposes. There would also be an interest penalty assessed for late payment of those 2005 taxes.
     Taxation in Year of Vesting for the Shares Vesting in 2006: For the 5,000 shares that vested during the 2006 calendar year, the optionee would recognize taxable income in that year equal to the amount by which the fair market value of those shares on December 31, 2006 ($14.98 per share) exceeded the exercise price payable for those shares ($13.35). Therefore, the optionee would have recognized $8,150.00 of ordinary income (5,000 x ($14.98 — $13.35)) in 2006. In addition to ordinary income taxes on this amount, the optionee would have incurred a 20% penalty tax in the amount of $1,630.00 for federal tax purposes. If these taxes are not paid on a timely basis in connection with the optionee’s 2006 tax return, there also would be interest penalties for late payment of those taxes.
     The optionee may also be subject to tax penalties under the tax laws of the State in which he or she resides. For example, if the optionee resides in California, there would be additional tax penalties for the 2005, 2006 and 2007 calendar years equal to the federal tax penalties imposed for those years under Section 409A.
     Continued Taxation of Shares Vested in 2005 or 2006: If the option continues to remain outstanding, then, it is likely, but not certain, that there will be additional taxation in the manner explained above (normal taxable income, the 20% penalty tax and potential interest penalties) on any appreciation in value of the vested shares over their previous year-end value. For the 5,000 shares that vested in 2005, $5,850.00 (5,000 x ($14.98 — $13.81)) of additional income, in addition to a 20% penalty tax in the amount of $1,170.00 for federal tax purposes, would be subject to such taxation in the 2006 calendar year and $10,100.00 (5,000 x ($17.00 — $14.98)) of additional income, in addition to a 20% penalty tax in the amount of $2,020.00 for federal tax purposes, would be subject to such taxation in the 2007 calendar year. For the 5,000 shares that vested in 2006, $10,100.00 (5,000 x ($17.00 — $14.98)) of additional income, in addition to a 20% penalty tax in the amount of $2,020.00 for federal tax purposes, would be subject to such taxation in the 2007 calendar year.
     If you elect not to amend or replace your Eligible Options pursuant to the Offer, then you will be solely responsible for any taxes, penalties or interest payable under Section 409A and comparable state tax laws. If you exercise an Eligible Option in the 2007 calendar year without first bringing that option into compliance with Section 409A, then it is possible that the 20% penalty tax under Section 409A with respect to that exercised option may be based solely on the amount by which the fair market value of the purchased shares at the time of exercise exceeds the current exercise price, and the interest penalties may be based on the spread that existed on the vested option shares at the close of the 2005, 2006 and 2007 calendar years. However, the applicable IRS guidance to date is not entirely clear on this point.
     Section 409A applies only to below-market options that were not vested as of December 31, 2004. The portion of any below-market option granted before October 4, 2004 that was vested as of December 31, 2004 is grandfathered and is therefore not subject to Section 409A.
     Pursuant to the transitional relief that the Treasury Department provided under Section 409A, if you exercised the portion of your stock options that vested in the 2005 calendar year before the end of that year, you would have avoided any adverse tax consequences under Section 409A with respect to that portion. To avoid any adverse tax consequences under Section 409A with respect to the portion of your stock options that vested after December 31, 2004 (but were not exercised in 2005), you must take remedial action to bring that portion of your options (the “409A Portion”) into compliance with the requirements of Section 409A. Basically, two courses of remedial action are available as described below. Foundry is now offering you the opportunity to bring the 409A Portion of your stock options into compliance with Section 409A only through the amendment alternative described in paragraph (ii) below.
(i)	You could designate a specific schedule for the exercise of the 409A Portion of each of your stock options. Accordingly, you would have to designate the particular calendar year or years in which that portion is to be exercised and the number of shares to be exercised in each such year. As part of your designated exercise schedule, you could provide for immediate exercise of the vested shares subject to the 409A Portion of your options upon the earlier of your termination of employment with Foundry or a change in control or ownership of Foundry. However, this alternative will not be available if you exercised any Section 409A-covered option for Foundry shares during the 2006 calendar year.

(ii)	The 409A Portion of each of your stock options could be amended to increase the exercise price to the Adjusted Exercise Price determined for that portion. Such an amendment to the exercise price should bring the 409A Portion of each option into compliance with Section 409A, and you could exercise that 409A-compliant portion as you choose, subject only to the existing exercise provisions and option term in effect for each such option. A New Option granted in replacement of the 409A Portion of an option with a current exercise price at or above the fair market value of Foundry common stock on the new grant date should also avoid taxation under Section 409A.
     Accordingly, pursuant to the Offer, you may tender each of your Eligible Options to Foundry for amendment or replacement. The exercise price per share for each Amended Option will be increased to the Adjusted Exercise Price determined for that option, and we believe that Amended Option would not be subject to adverse tax consequences under Section 409A described above. We believe that each New Option granted in replacement of the 409A Portion of an option with a current exercise price at or above the fair market value of Foundry common stock on the new grant date should also avoid taxation under Section 409A.
     If you are subject to the tax laws in more than one jurisdiction, you should be aware that tax consequences of more than one country may apply to you as a result of your participation in the Offer. You should be certain to consult your personal tax advisor to discuss these consequences.
     Neither we nor our Board of Directors will make any recommendation as to whether you should tender your Eligible Options for amendment or replacement, nor have we authorized any person to make any such recommendation. You must make your own decision whether to tender your Eligible Options, after taking into account your own personal circumstances and preferences. You should be aware that adverse tax consequences under Section 409A may apply to your Eligible Options if they are not amended or replaced pursuant to the Offer, and you will be solely responsible for any taxes, interest or penalties you may incur under Section 409A. You are urged to evaluate carefully all of the information in the Offer, and we recommend that you consult your own tax advisor.
3.	STATUS OF ELIGIBLE OPTIONS NOT AMENDED OR REPLACED.
     If you choose not to tender your Eligible Options for amendment or replacement, those options will continue to remain outstanding in accordance with their existing terms. Accordingly, if you choose not to tender your Eligible Options and take no other action to bring those options into compliance with Section 409A, then you will be subject to the adverse taxation under Section 409A in the manner discussed above. You will be solely responsible for any adverse personal tax consequences that may result.
4.	PROCEDURES FOR TENDERING ELIGIBLE OPTIONS.
     If you are an Eligible Optionee, you will receive on the commencement of the Offer an email announcing the Offer with a link to the Offer website. Once you have logged onto the Offer website and clicked on the MAKE AN ELECTION button, you will be directed to your Election Form that contains the following personalized information with respect to each Eligible Option you hold:
•	the grant date indicated for that option on the applicable option agreement or grant notice;

•	the current exercise price per share in effect for that option;

•	the number of shares of Foundry common stock purchasable under that Eligible Option;

•	the Measurement Date of that option; and

•	the fair market value per share of Foundry common stock on the Measurement Date.
     You will need to check the appropriate box next to each of your Eligible Options to indicate whether you elect to tender that option for amendment or replacement in accordance with the terms of this Offer. After completing the Election Form, you will be allowed to review the elections you have made with respect to your Eligible Options. If you are satisfied with your elections you will proceed to the Agreement to Terms of Election page. Only after you agree to the Agreement to the Terms of Election will you be directed to the Election Confirmation Statement page. Please print and keep a copy of the Election Confirmation Statement for your records. You will then be deemed to have completed the election process.
     If you are not able to submit your election electronically via the Offer website as a result of technical failures inherent to the website, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), you must complete a paper Election Form and return it to us via facsimile to Stock Administration at (408) 207-1689. To obtain a paper Election Form, please contact the Foundry Tender Offer Hotline at (408) 207-1888 or stock@foundrynet.com.
     If you decide to accept the Offer with respect to your Eligible Options, you must properly complete and submit the Election Form by logging onto the Offer website at https://fdry.equitybenefits.com/SignOn.aspx by 11:59 p.m., Eastern Time, on August 2, 2007. If we extend the Offer beyond August 2, 2007, you must deliver those documents before the extended expiration date of the Offer.
     We will not accept any Election Form after the Expiration Date. If you do not complete and submit the Election Form on the Offer website before the Expiration Date, your Eligible Options will not be amended or replaced pursuant to the Offer, and you will not be eligible for any Cash Bonus.
     You cannot tender only a portion of an Eligible Option, and we will not accept such a partial tender for amendment or replacement. If you hold more than one Eligible Option, then you may elect to tender one or more of those options and retain the remaining options. Please remember that not all of a particular option grant may be an Eligible Option. Only the portion of that grant that was not vested as of December 31, 2004 may constitute an Eligible Option.
     If your Election Form includes any option that is not an Eligible Option or includes only a portion of your outstanding Eligible Option, then we will not accept the tendered option or portion for amendment or replacement, but we do intend to accept for amendment or replacement each Eligible Option properly designated for tender in the Election Form.
     Determination of Validity; Rejection of Option Shares; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine, in our discretion, all questions as to form of documents and the validity, form, eligibility (including time of receipt), and acceptance of any option tender, and we will decide, in our sole discretion, all questions as to (i) the portion of each outstanding option that comprises an Eligible Option for purposes of the Offer; (ii) the Adjusted Exercise Price to be in effect under each Amended Option, (iii) the number of shares of Foundry common stock purchasable under the Amended Option at the Adjusted Exercise Price, (iv) the amount of the Cash Bonus payable with respect to each Amended Option, and (v) the cancellation of tendered Eligible Options with exercise prices at or above the fair market value of Foundry common stock on the Amendment Date and the replacement of those canceled options with New Options. Our determination as to those matters will be final and binding on all parties. We reserve the right to reject any or all option tenders that we determine do not comply with the conditions of the Offer, that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we intend to accept for amendment or replacement each properly and timely tendered Eligible Option that is not validly withdrawn. We also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any tender with respect to any particular Eligible Option or any particular Eligible Optionee. No tender of an Eligible Option will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Eligible Optionee or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any such notice.
     Our Acceptance Constitutes an Agreement. Your tender of an Eligible Option pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Offer. Subject to our rights to extend, terminate or amend the Offer, we currently expect that we will, promptly upon the Expiration Date, accept for amendment all properly tendered Eligible Options that have not been validly withdrawn, and on the next business day we will increase the exercise price per share to the Adjusted Exercise Price determined for that option. However, if the exercise price currently in effect for an Eligible Option is the same or higher than the closing selling price per share of Foundry common stock on the Amendment Date, then that option will, on the Amendment Date, be canceled and immediately replaced with a New Option that is exactly the same as the canceled option, including the same exercise price per share and no loss of vesting or change to the expiration date of the option term, but with a new grant date.
     Our acceptance of your tendered Eligible Options for amendment or replacement pursuant to the Offer will constitute a binding agreement between us and you upon the terms and subject to the conditions of the Offer. Accordingly, as soon as administratively practicable after the Amendment Date, we will deliver to you a final and complete Stock Option Amendment and Cash Bonus Agreement, a form of which is filed as an exhibit to the Offer and is available for review on the Offer website. Schedule I to that agreement will indicate the Adjusted Exercise Price in effect for each of your Amended Options and our unconditional obligation to pay you the Cash Bonus calculated for each Amended Option, which we expect will occur on January 4, 2008. You will also receive, as soon as administratively practicable after the Amendment Date, a Stock Option Cancellation and Regrant Agreement, a form of which is filed as an exhibit to the Offer and is available for review on the Offer website, for any New Option granted in replacement of a tendered Eligible Option with a current exercise price per share that is the same or higher than the closing selling price per share of Foundry common stock on the Amendment Date.
5.	WITHDRAWAL RIGHTS.
     You may only withdraw your tendered Eligible Options in accordance with the provisions of this Section 5.
(i)	You may withdraw your tendered Eligible Options at any time before 11:59 p.m., Eastern Time, on the Expiration Date of the Offer. In addition, unless we accept and amend or replace your Eligible Options before 12:00 midnight, Eastern Time, on August 28, 2007 (the 40th business day after the July 2, 2007 commencement date of the Offer), you may withdraw your tendered options at any time thereafter.

(ii)	To validly withdraw your tendered Eligible Options, you must use the Offer website at https://fdry.equitybenefits.com/SignOn.aspx to revise your Election Form to indicate the Eligible Options that you no longer wish to tender for amendment or replacement. Alternatively, you may change your existing election by completing a new paper Election Form and returning it to us via facsimile to

Stock Adminstration at (408) 207-1689. To obtain a paper Election Form, please contact the Foundry Tender Offer Hotline at (408) 207-1888 or stock@foundrynet.com.
     You may only revise your Election Form to withdraw your Eligible Options from the Offer while you still have the right to withdraw the tendered options in accordance with the subparagraph (i) above.
     YOU MAY NOT WITHDRAW ONLY A PORTION OF A TENDERED ELIGIBLE OPTION. IF YOU CHOOSE TO WITHDRAW A TENDERED ELIGIBLE OPTION, YOU MUST WITHDRAW THE ENTIRE OPTION.
     Any Eligible Option you withdraw will no longer be deemed tendered for amendment or replacement pursuant to the Offer, unless you properly re-tender that option before the Expiration Date by following the election and tender procedures described in Section 4 above.
     Neither Foundry nor any other person is obligated to give notice of any defects or irregularities in any revised Election Form submitted to us for purposes of withdrawing tendered Eligible Options from the Offer, nor will anyone incur any liability for failure to give any such notice. We will determine, in our sole discretion, all questions as to the form and validity, including time of receipt, of revised Election Forms purporting to withdraw tendered Eligible Options from the Offer. Our determination of these matters will be final and binding.
6.	ACCEPTANCE OF ELIGIBLE OPTIONS FOR AMENDMENT OR REPLACEMENT AND COMMITMENT TO PAY CASH BONUS WITH RESPECT TO AMENDED OPTIONS.
     Upon the terms and subject to the conditions of the Offer, we will, upon the Expiration Date, accept for amendment or replacement all Eligible Options that have been properly tendered and not validly withdrawn before the Expiration Date. For each Amended Option, we will increase the exercise price per share to the applicable Adjusted Exercise Price on the next business day, currently scheduled to be August 3, 2007. For each tendered Eligible Option that is canceled pursuant to the Offer, we will grant a New Option in replacement on August 3, 2007. If we extend the Expiration Date, then the accepted Eligible Option will be amended or replaced as soon as practicable after the extended Expiration Date.
     We will provide written or electronic notice of our acceptance to each Eligible Optionee whose tendered Eligible Options we have accepted for amendment or replacement. Such notice may be by email, press release or other means. In addition, we will, as soon as administratively practicable after the Amendment Date, deliver a final and complete Stock Option Amendment and Cash Bonus Agreement to each Eligible Optionee whose Eligible Options have been amended pursuant to the Offer. Schedule I to that agreement will reflect the increases to the exercise prices of the Amended Options and our unconditional obligation to pay such Eligible Optionee the applicable Cash Bonus for each of his or her Amended Options, which we expect will occur on January 4, 2008. This Cash Bonus will be paid whether or not an Eligible Optionee continues in Foundry’s employ through the payment date. For each New Option to which a tendering Eligible Optionee becomes entitled, we will deliver a Stock Option Cancellation and Regrant Agreement to that person as soon as administratively practicable after the grant date.
     However, if you are not in the employ of Foundry or any affiliated entity on the Expiration Date, then none of your tendered Eligible Options will be amended or replaced, and you will not be entitled to any Cash Bonus with respect to those options. The tendered options will be returned to you and will remain exercisable in accordance with the terms in effect for them at the time of tender, including the current exercise price per share.
7.	CONDITIONS OF THE OFFER.
     We will not accept any Eligible Options tendered to us for amendment or replacement, and we may terminate or amend the Offer or postpone our acceptance of any Eligible Options tendered to us for amendment or replacement, in each case, subject to Rule 13e-4(f)(5) under the 1934 Act, if at any time on or after the commencement date of the Offer, and before the Expiration Date, any of the following events has occurred, or has been reasonably determined by us to have occurred and, in our reasonable judgment in any such case and regardless of the circumstances giving rise thereto (including any action or omission by us), the occurrence of such event or events makes it inadvisable for us to proceed with the Offer or with our acceptance of the Eligible Options tendered to us for amendment or replacement:
(a)	there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer, the amendment of the existing exercise price in effect for some or all of the tendered Eligible Options pursuant to the Offer, the payment of the applicable Cash Bonuses, the cancellation of tendered options and the grant of New Options in replacement, or that, in our judgment, could materially and adversely affect our business, condition (financial or other), assets, operating results, operations or prospects, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the contemplated benefits of the Offer to us;

(b)	there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries or other affiliated entities, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:
•	make the amendment of the tendered Eligible Options or payment of the Cash Bonuses or the cancellation of tendered options and the grant of New Options in replacement thereof illegal or otherwise restrict or prohibit consummation of the Offer or otherwise relates in any manner to the Offer;

•	delay or restrict our ability, or render us unable, to accept for amendment or replacement some or all of the tendered Eligible Options;

•	materially impair the benefits we hope to convey as a result of the Offer, that we believe would occur only as a result of further changes to Section 409A, the regulations thereunder or other tax laws that would affect this Offer or the Eligible Options; or

•	materially and adversely affect our business, condition (financial or other), operating results, operations or prospects or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries;
(c)	there shall have occurred:
•	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

•	any significant change in the market price of the shares of Foundry common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on our business, condition (financial or other), operating results, operations or prospects or on the trading in Foundry common stock, or that, in our reasonable judgment, makes it inadvisable to proceed with the Offer;

•	in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

•	any decline in either the Dow Jones Industrial Average, the NASDAQ Global Select Market or the Standard and Poor’s Index of 500 Companies by an amount in excess of 10% measured during any time period after the close of business on the commencement date of the Offer;
(d)	there shall have occurred any change in generally accepted accounting standards or the application or interpretation thereof that could or would require us for financial reporting purposes to record compensation expenses against our operating results in connection with the Offer that would be in excess of any compensation expenses that we would be required to record under generally accepted accounting standards in effect at the time we commence the Offer;

(e)	a tender or exchange offer with respect to some or all of our outstanding common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

•	any person, entity or “group,” within the meaning of Section 13(d)(3) of the 1934 Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of Foundry common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of Foundry common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before the commencement date of the Offer;

•	any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before the commencement date of the Offer shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of Foundry common stock; or

•	any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries;
(f)	any change or changes shall have occurred in our business, condition (financial or other), assets, operating results, operations, prospects or stock ownership or that of our subsidiaries that, in our judgment, is or may be material to us or our subsidiaries or other affiliated entities or otherwise makes it inadvisable for us to proceed with the Offer; or

(g)	any rules, regulations or actions by any governmental authority, the NASDAQ Stock Market, or other regulatory or administrative authority of any national securities exchange have been enacted, enforced or deemed applicable to Foundry that makes it inadvisable for us to proceed with the Offer.
     The conditions to the Offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the Expiration Date. We may waive them, in whole or in part, at any time and from time to time before the Expiration Date, in our discretion, whether or not we waive any other condition to the Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.
8.	PRICE RANGE OF COMMON STOCK UNDERLYING THE OPTIONS.
     There is no established trading market for the Eligible Options or any other options granted under the Plans.
     Foundry common stock is listed on the NASDAQ Global Select Market under the symbol “FDRY.” The following table shows, for the periods indicated, the high and low sales prices per share of Foundry common stock on the NASDAQ Global Select Market.

	High	Low
2007
Second quarter (through June 29, 2007)	$17.64	$13.36
First quarter	$15.95	$13.16

2006
Fourth quarter	$15.04	$12.06
Third quarter	$13.43	$9.07
Second quarter	$17.78	$9.85
First quarter	$18.16	$13.58

2005
Fourth quarter	$14.61	$11.55
Third quarter	$12.70	$8.56
Second quarter	$9.79	$8.12
First quarter	$12.51	$9.90
     On June 29, 2007 the last reported sale price of Foundry common stock on the NASDAQ Global Select Market was $16.66 per share.
     The price of Foundry common stock has been, and in the future may be, volatile and could decline. The trading price of Foundry common stock has fluctuated in the past and is expected to continue to do so in the future, as a result of a number of factors, many of which are outside our control. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of many companies, and that have often been unrelated or disproportionate to the operating performance of these companies.
9.	SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF AMENDED OPTIONS OR NEW OPTIONS.
     Consideration. If we accept the tender of your Eligible Options for amendment, the exercise price per share will be increased to the Adjusted Exercise Price determined for each such option. Except for such Adjusted Exercise Price, all the terms and provisions in effect for the Eligible Option at the time of tender will continue in effect after the amendment. Accordingly, each Amended Option will continue to vest in accordance with the same vesting schedule measured from the same vesting commencement date currently in effect for each such option, and the exercise period and expiration date for each option will also remain unchanged. However, if the exercise price currently in effect for an Eligible Option is the same or higher than the closing selling price per share of Foundry common stock on the Amendment Date, then that option will, on the Amendment Date, be canceled and immediately replaced with a New Option that is exactly the same as the canceled option, including the same exercise price per share and no loss of vesting or change to the expiration date of the option term, but with a new grant date.
     If you are not in the employ of Foundry or any affiliated entity on the Amendment Date, then none of your tendered Eligible Options will be accepted for amendment or replacement. The tendered options will be returned to you and will remain exercisable in accordance with the terms in effect for them at the time of tender, including the current exercise price per share.
     Should you accept the Offer, then with respect to each of your Eligible Options that is amended to increase the exercise price per share to the Adjusted Exercise Price determined for that option, you will be eligible to receive the special Cash Bonus. We expect that the Cash Bonus will be paid on January 4, 2008 from Foundry’s general assets, and you will be a general creditor of Foundry with respect to the Cash Bonus. No Cash Bonus will be paid with respect to a New Option granted in replacement of a tendered Eligible Option, because the exercise price for the New Option will be same as in effect for the canceled option it replaces.
     If all Eligible Options tendered pursuant to the Offer are amended, then the resulting Amended Options and New Options will cover approximately 3,637,070 shares of Foundry common stock in the aggregate, which represents approximately 2.5% of the total number of shares of Foundry common stock outstanding as of May 31, 2007. The Cash Bonuses payable pursuant to the Offer will be in the total maximum dollar amount of approximately $11.7 million, assuming the exercise price of each tendered Eligible Option is increased to the fair market value per share on the Measurement Date of that option.
     Terms of Amended Options or New Options. The amendment or replacement of the tendered Eligible Options pursuant to the Offer will not create any contractual or other right of the tendering Eligible Optionees to receive any future grants of stock options, restricted stock units or other stock-based compensation. The Offer does not change the “at-will” nature of an Eligible Optionee’s employment with us, and an Eligible Optionee’s employment may be terminated by us or by the optionee at any time, for any reason, with or without cause. The employment of Eligible Optionees outside the United States may be terminated subject to the requirements of local law and the terms of any employment agreement.
     The Eligible Options have all been granted pursuant to the 1996 Plan or the 2000 Plan. Each Amended Option will continue to remain outstanding under the 1996 Plan or 2000 Plan, as applicable, and each New Option will be granted under the 2006 Plan. The Stock Option Amendment and Cash Bonus Agreement and the Stock Option Cancellation and Regrant Agreement to be used to evidence the increase to the exercise price of each Eligible Option amended and the grant of the New Option, respectively, pursuant to the Offer have been filed with the SEC as exhibits to the Schedule TO and are available for review on the Offer website.
     The Plans are filed as exhibits to the Schedule TO available at www.sec.gov and are incorporated herein by reference, and in the S-8 Registration Statements and the related Prospectuses prepared in connection with each Plan. Please contact the Foundry Tender Offer Hotline at (408) 207-1888 or stock@foundrynet.com to request copies of the Plans and the related Prospectuses. Copies will be provided promptly and at our expense. You should carefully review the current terms of your Eligible Options, as well as the applicable Plan.
     Taxation of Non-Statutory Stock Options. An optionee will not recognize taxable income for U.S. federal income tax purposes upon the grant of a non-statutory option. In general, an optionee will recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.
     We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which ends the calendar year in which such ordinary income is recognized by the optionee.
     If you are subject to the tax laws in more than one jurisdiction, you should be aware that consequences of more than one country may apply to you as a result of your receipt, vesting or exercise of a Foundry option grant. You should be certain to consult your personal tax advisor to discuss these consequences.
     Accounting Treatment. In accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123R (revised 2004) (“SFAS 123R”), effective with our 2006 fiscal year, the stock options that we grant to our employees under the Plans must be valued, under an appropriate valuation formula, at their fair value as of the grant date, and that fair value must then be charged as a direct compensation expense against our reported earnings over the designated vesting period of the award. Similar option expensing will be required for any unvested options that were outstanding on the January 1, 2006 effective date of SFAS 123R, with the grant date fair value of those unvested options to be expensed against our earnings over the remaining vesting period.
   Please see Section 13 below for a discussion of the accounting treatment of the Offer.
10.	AMENDED OPTIONS AND NEW OPTIONS WILL NOT DIFFER FROM ELIGIBLE OPTIONS.
     Except for the Adjusted Exercise Price, all the terms and provisions in effect for the Eligible Option at the time of tender will continue in effect if that option is amended pursuant to the Offer. Accordingly, each Amended Option will continue to vest in accordance with the vesting schedule currently in effect for that option at the time of the amendment, and the exercise period and option term for that Amended Option will also remain unchanged.
     Each New Option will be exactly the same as the canceled Eligible Option it replaces, including the current exercise price for the canceled option and no loss of vesting or change to the expiration date of the option term, but it will have a new grant date.
11.	INFORMATION CONCERNING FOUNDRY.
     Foundry designs, develops, manufactures, markets and sells solutions to meet the needs of high-performance network infrastructures for Layer 2-7 switching and routing and wired and wireless local area networks (LANs), metropolitan area networks (MANs), wide area networks (WANs) and the worldwide web. We sell a wide variety of stackable fixed configuration switches and modular platforms, referred to as chassis. Our product breadth allows us to offer end-to-end solutions within and throughout a customer’s networking infrastructure, regardless of the geographically dispersed nature of the entire organization. Our products can be found from the wireless access points and wiring closets connecting the desktops together within an enterprise, to the mission critical LAN backbone and data center. We provide robust and high-performance routing solutions from the Internet core to the edge of Internet data centers and a customer’s network of web and application servers. Our Layer 2 and Layer 3 switches provide the intelligence, speed and cost effectiveness required to support the increasing use of bandwidth-intensive and Internet-based applications. Our high-performance Internet traffic management systems with network intelligence capabilities allow enterprises and service providers to build highly available network infrastructures that efficiently direct the flow of traffic. Our Metro routers deliver the capabilities and performance needed to provide efficient and reliable routing services to Internet data centers around the world.
     Our networking products have been deployed in key enterprise and High Performance Computing (HPC) markets that include automotive, energy, retail, healthcare, banking, trading, insurance, aerospace, government agencies, technology, motion pictures, video and animation, transportation, e-commerce and universities. For enterprises, we provide a complete end-to-end solution with our FastIron®, SecureIron®, FastIron Edge®, FastIron Workgroup®, IronPointtm, BigIron®, ServerIron® and EdgeIrontm product lines. Our enterprise portfolio of products, combined with our network management and security tools, meets the needs for wireless access, wiring closet, data center, WAN access and campus solutions. Our products support a wide array of interfaces such as wireless, 10/100 Ethernet, 1 Gigabit Ethernet (copper and fiber), 10 Gigabit Ethernet, Packet over SONET and ATM so that our customers can leverage their existing infrastructures. Our service provider markets include Metro service providers, Internet service providers, web hosting and Internet data centers, application service providers and Internet exchanges. For service providers, we offer our high-performance BigIron switches, NetIron® Metro routers and ServerIron web switches. Our switching and routing products can be managed with our IronView® Network Manager products. We sell our products through a direct sales force, resellers and OEM partners. By providing high levels of performance and intelligence capabilities at competitive price points, we provide comprehensive solutions to address the enterprise and service provider markets.
     We are incorporated in Delaware. Our principal executive offices are located at 4980 Great America Parkway, Santa Clara, California 95054, and our telephone number at that address is (408) 207-1700.
     Financial Information. The following selected financial data is derived from our consolidated financial statements as filed with the SEC. The selected financial data should be read in conjunction with the consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed with the SEC on June 14, 2007.

			Three Months
	Year Ended December 31,		Ended March 31,
	2006	2005	2007
		(in millions)
BALANCE SHEET DATA:
Cash, cash equivalents and short-term investments	$886.4	$746.6	$897.1
Working capital	735.3	617.7	767.7
Total assets	1,095.4	941.0	1,127.0
Long term liabilities	23.9	21.8	34.3
Total stockholders’ equity	958.1	811.9	972.0

			Three Months Ended
	Year Ended December 31,		March 31,
	2006	2005	2007	2006
	(in millions, except per share data)
STATEMENT OF INCOME DATA:
Net revenue	$473.3	$403.9	$135.8	$114.0
Cost of revenue	188.5	155.4	56.6	44.9

Gross margin	284.8	248.5	79.2	69.1
Operating expenses	256.3	186.5	74.8	65.4

Income from operations	28.5	62.0	4.4	3.7

Interest and other income, net	34.4	18.1	10.4	6.9

Income before provision for income taxes and cumulative effect of change in accounting principle	62.9	80.1	14.8	10.6
Provision for income taxes	24.7	26.5	5.7	4.7

Net income before cumulative effect of change in accounting principle	38.2	53.6	9.1	6.0
Cumulative effect of change in accounting principle, net of taxes	0.5	—	—	0.4

Net income	$38.7	$53.6	$9.1	$6.4

Basic net income per share	$0.27	$0.38	$0.06	$0.04
Weighted-average shares used in computing basic net income per share (in thousands)	145,167	139,176	147,202	142,477
Diluted net income per share	$0.26	$0.37	$0.06	$0.04

Weighted-average shares used in computing diluted net income per share (in thousands)	150,509	143,974	153,386	149,333
     See Section 18 below for instructions on how you can obtain copies of our SEC reports that contain the audited financial statements we have summarized above.

12.	INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OPTIONS; AND MATERIAL AGREEMENTS WITH DIRECTORS AND OFFICERS.
     The directors and executive offices of Foundry and their respective positions and offices as of May 31, 2007 are set forth in the following table:

Name	Age	Position
Bobby R. Johnson, Jr.	50	President, Chief Executive Officer and Director
Alfred J. Amoroso	57	Chairman of the Board of Directors
C. Nicholas Keating, Jr.	65	Director
J. Steven Young	45	Director
Alan L. Earhart	63	Director
Celeste Volz Ford	51	Director
Laurence L. Akin	59	Senior Vice President of Worldwide Sales
Richard W. Bridges	58	Vice President, Operations
Ken K. Cheng	52	Vice President and General Manager, High Value Layer 2/3 Systems Business Unit
Daniel W. Fairfax	51	Vice President, Finance and Administration, Chief Financial Officer and Principal Accounting Officer
Michael R. Iburg	44	Vice President and Treasurer
Cliff G. Moore	53	Vice President and General Counsel
Robert W. Schiff	50	Vice President and General Manager, Small and Medium Systems
     The address of each board member and executive officer is c/o Foundry Networks, Inc., 4980 Great America Parkway, Santa Clara, California 95054.
     None of our current or former officers or members of our Board of Directors is eligible to participate in the Offer.
     The following table shows the holdings of Foundry common stock as of May 31, 2007 by:
•	each person who is known by use to beneficially own more than 5% of the outstanding shares of Foundry common stock;

•	each of our directors;

•	each of our executive officers; and

•	all of our directors and officers as a group.
     The number and percentage of shares beneficially owned are based on 147,550,883 shares of Foundry common stock outstanding as of May 31, 2007. Beneficial ownership is determined under the rules and regulations of the SEC. Shares of Foundry common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of May 31,

2007 are deemed to be outstanding and beneficially owned by the person holding the options or warrants for the purposes of computing the number of shares beneficially owned and the percentage ownership of that person, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person. The persons listed in this table have sole voting and investment power with respect to all shares of Foundry common stock shown as beneficially owned by them, except as indicated in the footnotes to this table, and subject to applicable community property laws.

	Amount and	Percent of
	Nature of	Foundry
	Beneficial	common
Name and Address of Beneficial Owner	Ownership	stock(1)
Greater than 5% Stockholders:
Royce & Associates, LLC(2)	14,927,500	10.12%
1414 Avenue of the Americas New York, NY 10019
Officers and Directors:
Bobby R. Johnson, Jr.(3)	12,110,379	8.15%
Ken K. Cheng(4)	1,273,880	*
Laurence L. Akin(5)	875,610	*
Robert Schiff(6)	225,963	*
Alfred J. Amoroso(7)	474,750	*
C. Nicholas Keating, Jr.(8)	453,750	*
J. Steven Young(9)	555,000	*
Alan L. Earhart(10)	314,062	*
Daniel W. Fairfax(11)	37,110	*
Richard W. Bridges(12)	578,179	*
Cliff G. Moore(13)	216,737	*
Michael R. Iburg(14)	305,964	*
Celeste Volz Ford	—	*
All directors and executive officers as a group (15) (13 persons)	17,421,384	11.35%

*	Less than 1% of the outstanding shares of common stock. Except as otherwise noted, the address of each person listed in this table is c/o Foundry Networks, Inc., 4980 Great America Parkway, Santa Clara, California, 95054.

(1)	For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 147,550,883 shares of common stock outstanding on May 31, 2007 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of that date, including, but not limited to, the exercise of options.

(2)	Beneficial and percentage ownership information is based on information contained in Schedule 13G filed with the SEC on January 19, 2007 by Royce & Associates, LLC. The Schedule 13G indicates that Royce & Associates, LLC owns beneficially 14,927,500 shares.

(3)	Includes 1,075,000 shares issuable upon the exercise of options which are exercisable within 60 days of May 31, 2007.

(4)	Includes 906,646 shares issuable upon the exercise of options which are exercisable within 60 days of May 31, 2007.

(5)	Includes 858,125 shares issuable upon the exercise of options which are exercisable within 60 days of May 31, 2007.

(6)	Includes 195,166 shares issuable upon the exercise of options which are exercisable within 60 days of May 31, 2007.

(7)	Includes 473,750 shares issuable upon the exercise of options which are exercisable within 60 days of May 31, 2007. Also includes 1,000 shares held by the Amoroso Family Trust dated 4/2/00, for which Mr. Amoroso serves as co-trustee with his wife.

(8)	Includes 453,750 shares issuable upon the exercise of options which are exercisable within 60 days of May 31, 2007.

(9)	Includes 555,000 shares issuable upon the exercise of options which are exercisable within 60 days of May 31, 2007.

(10)	Includes 314,062 shares issuable upon the exercise of options which are exercisable within 60 days of May 31, 2007.

(11)	Includes 24,791 shares issuable upon the exercise of options which are exercisable within 60 days of May 31, 2007.

(12)	Includes 519,236 shares issuable upon the exercise of options which are exercisable within 60 days of May 31, 2007.

(13)	Includes 205,834 shares issuable upon the exercise of options which are exercisable within 60 days of May 31, 2007.

(14)	Includes 293,645 shares issuable upon the exercise of options which are exercisable within 60 days of May 31, 2007.

(15)	Includes 5,875,005 shares issuable upon the exercise of options which are exercisable within 60 days of May 31, 2007.
     During the 60-day period ended May 31, 2007:
•	we granted options to purchase 435,500 shares of Foundry common stock, of which options to purchase 100,000 shares were granted to our directors and executive officers;

•	options to purchase an aggregate of 94,221 shares of Foundry common stock under all of our various stock plans were canceled, none of which options were held by our directors and executive officers; and

•	our directors and executive officers traded back to us an aggregate of 6,434 shares of Foundry common stock to pay taxes due on restricted stock vesting.

     The following non-employee Board members and executive officers were parties to the foregoing transactions involving Foundry common stock conducted during the 60-day period ended May 31, 2007:
•	On April 19, 2007, Celeste Volz Ford was granted an option to purchase 100,000 shares of Foundry common stock with an exercise price of $14.44 per share. This option vests with respect to 25% of the shares on the one-year anniversary of the grant date and with respect to 2.083% of the shares monthly thereafter.

•	On April 30, 2007, Cliff Moore traded back 1,072 shares of Foundry common stock to us at a price of $15.12 per share to pay taxes due on restricted stock vesting.

•	On April 30, 2007, Michael Iburg traded back 2,681 shares of Foundry common stock to us at a price of $15.12 per share to pay taxes due on restricted stock vesting.

•	On May 22, 2007, Daniel Fairfax traded back 2,681 shares of Foundry common stock to us at a price of $15.18 per share to pay taxes due on restricted stock vesting.
     Certain former and current executive officers hold certain stock options that would have been Eligible Options but for the fact that the exercise prices for those options were amended in December 2006 to increase the exercise price to the fair market value of Foundry common stock on the Measurement Date of those options. IRS regulations required those particular options to be so amended before January 1, 2007 because they were granted to an individual who was an executive officer at the time of grant and the remedial period for those options ended on December 31, 2006. In addition, each of these individuals will be entitled to a cash bonus in January 2008 that compensates him for the higher exercise prices in effect under those amended options. The following chart sets forth the options that were so amended:

		Number of
		Affected Option	Prior	Increased
Name	Grant Date	Shares	Exercise Price	Exercise Price
Laurence L. Akin	February 5, 2002	10,279	$6.14	$7.28
	May 6, 2002	57,500	$4.94	$6.75
Ken K. Cheng	May 6, 2002	3,646	$4.94	$6.75
Paul L. Twombly	February 5, 2002	2,778	$6.14	$7.28
(Vice President, Customer Support)	May 6, 2002	3,125	$4.94	$6.75
Chandrasekhar Kopparapu (Vice President, Sales, Asia Pacific)	April 10, 2003	12,500	$8.00	$14.07
13.	STATUS OF OPTIONS ACCEPTED BY US IN THE OFFER; ACCOUNTING CONSEQUENCES OF THE OFFER.
     The terms and provisions of each Amended Option will not differ from the terms and provisions in effect for that option at the time of tender, except that the Amended Option will have an exercise price equal to the Adjusted Exercise Price determined for that option. Accordingly, each Amended Option will continue to remain an outstanding option under the same Plan under which it was originally granted. Each New Option will be exactly the same as the canceled Eligible Option it replaces, including the current exercise price for the canceled option and no loss of vesting or change to the expiration date of the option term, but it will have a new grant date and will be granted under the 2006 Plan.
     Pursuant to the accounting standards in effect under SFAS 123R, a company modifying an award under SFAS No. 123(R) would incur non-cash compensation cost for any incremental difference in fair value between the new award and the old award, measuring the old award’s fair value immediately before the modification. If the Eligible Options are tendered, the modified awards result in a lower fair value than the original awards, and thus, we will not recognize a compensation expense for financial reporting purposes with respect to the amendment of the Eligible Options to increase the exercise price per share to the applicable Adjusted Exercise Prices. We will, however, recognize a compensation expense for financial reporting purposes in the amount of the Cash Bonuses that become payable pursuant to the terms of the Offer. That expense will be accrued for the fiscal quarter in which we accept the tendered Eligible Options for amendment. We will not recognize any additional compensation expense for financial reporting purposes with respect to the cancellation of tendered Eligible Options and the grant of New Options in replacement.
14.	LEGAL MATTERS; REGULATORY APPROVALS.
     Except as noted in the paragraph below, we are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our increasing the exercise prices of the Eligible Options to the applicable Adjusted Exercise Prices, paying the applicable Cash Bonuses or canceling tendered options and granting New Options in replacement, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for such amendment to those options, the payment of the Cash Bonuses or the cancellation of tendered options and grant of New Options as contemplated herein. Should any such approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We are unable to predict whether we may determine that we are required to delay the acceptance of the tendered Eligible Options for amendment or replacement or the payment of the applicable Cash Bonuses pending the outcome of any such matter. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation to amend or replace Eligible Options is subject to certain conditions, including the conditions described in Section 7 above.
15.	MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.
     The following is a general summary of the material U.S. federal income tax consequences applicable to the amendment of the Eligible Options and the payment of the Cash Bonuses or the cancellation of tendered options and the grant of New Options in replacement. State and local tax consequences are not addressed.
     Acceptance of Offer. If you tender your Eligible Options, you will not recognize any taxable income for U.S. federal income tax purposes at the time of your tender.

     Amendment of Option. The amendment of your Eligible Option to increase the exercise price per share to the Adjusted Exercise Price determined for that option is not a taxable event for U.S. federal income tax purposes.
     Cancellation and Grant of New Options. The cancellation of a tendered Eligible Option and the grant of a New Option in replacement will not be a taxable event for U.S. federal income tax purposes.
     Exercise of Amended Option or New Option. Your Amended Option or New Option will be taxable as a non-statutory stock option for U.S. federal income tax purposes. Accordingly, upon each exercise of such option, you will recognize immediate taxable income equal to the excess of (i) the fair market value of the purchased shares at the time of exercise over (ii) the exercise price paid for those shares, and Foundry must collect the applicable withholding taxes with respect to such income.
     Sale of Acquired Shares. The subsequent sale of the shares acquired upon the exercise of your Amended Option or New Option will give rise to a capital gain to the extent the amount realized upon that sale exceeds the sum of the (i) exercise price paid for the shares plus (ii) the taxable income recognized in connection with the exercise of such option for those shares. A capital loss will result to the extent the amount realized upon such sale is less than such sum. The gain or loss will be long-term if the shares are not sold until more than one year after the date the Amended Option or New Option is exercised for those shares.
     Cash Bonus. You will be immediately taxed upon receipt of the Cash Bonus. The payment will constitute wages for tax withholding purposes. Accordingly, Foundry must withhold all applicable federal, state and local income and employment withholding taxes, and you will receive only the portion of the payment remaining after those taxes have been withheld.
     Foreign Taxation. If you are subject to the tax laws of jurisdictions in addition to the Untied States, you should be aware that tax consequences of more than one country may apply to you as a result of your receipt, vesting or exercise of a Foundry option grant and/or your participation in the Offer. You should consult your personal tax advisor to discuss these consequences. We will distribute short summaries of some of those consequences with respect to some of the countries where Eligible Optionees are located. If you are subject to the tax laws of jurisdictions outside of the United States, you should review the summary applicable to such foreign jurisdiction.
     At this time there is relatively little guidance as to how Section 409A applies to Eligible Options that are amended or replaced pursuant to the Offer. However, we believe that we have complied in good faith with available guidance with respect to offering to amend or replace Eligible Options pursuant to the Offer to avoid the adverse personal tax consequences of Section 409A. Nevertheless, guidance issued after the date of the Offer or a determination by the IRS could provide that Amended Options do not avoid such adverse personal tax consequences.
     WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE FOREIGN AND U.S. FEDERAL, STATE AND LOCAL TAX

CONSEQUENCES OF PARTICIPATING IN THE OFFER.
16.	EXTENSION OF THE OFFER; TERMINATION; AMENDMENT.
     We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event set forth in Section 7 above has occurred or is deemed by us to have occurred, to extend the period of time during which the Offer is open and thereby delay the acceptance of any Eligible Options for amendment or replacement by giving notice of such extension to the tendering Eligible Optionees and making a public announcement thereof.
     We also expressly reserve the right, in our judgment, at any time before the Expiration Date, to terminate or amend the Offer and to postpone our acceptance of any tendered Eligible Options for amendment or replacement upon the occurrence of any of the conditions specified in Section 7 above, by giving written or electronic notice of such termination or postponement to the tendering Eligible Optionees and making a public announcement thereof. Our reservation of the right to delay our acceptance of the tendered Eligible Options for amendment or replacement is limited by Rule 13e-4(f)(5) promulgated under the 1934 Act, which requires that we must pay the consideration offered or return the tendered Eligible Options promptly after termination or withdrawal of the Offer.
     Amendments to the Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment will be issued no later than 9:00 a.m., Eastern Time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made pursuant to the Offer will be disseminated promptly to Eligible Optionees in a manner reasonably designated to inform option holders of such change.
     If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the 1934 Act. Those rules require that the minimum period during which an Offer must remain open following material changes in the terms of the Offer or information concerning the Offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.
     If we decide to take any of the following actions, we will give notice of such action and keep the Offer open for at least ten business days after the date of such notification:
(i)	we increase or decrease the amount of consideration offered for the Eligible Options; or

(ii)	we decrease the number of Eligible Options eligible to be tendered in the Offer.
17.	FEES AND EXPENSES.
     We will not pay any fees or commissions to any broker, dealer or other person for soliciting submissions of Eligible Options for amendment or replacement pursuant to the Offer.

18.	ADDITIONAL INFORMATION.
     We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this document is a part, with respect to the Offer. This document does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to tender your Eligible Options for amendment or replacement:
(i)	our Annual Report on Form 10-K for our fiscal year ended December 31, 2006, filed with the SEC on June 14, 2007;

(ii)	our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2007, filed with the SEC on June 14, 2007;

(iii)	our Registration Statement on Form S-8, filed with the SEC on June 14, 2006;

(iv)	our Registration Statement on Form S-8, filed with the SEC on April 27, 2005;

(v)	our Registration Statement on Form S-8, filed with the SEC on September 10, 2004;

(vi)	our Registration Statement on Form S-8, filed with the SEC on July 22, 2002;

(vii)	our Registration Statement on Form S-8, filed with the SEC on October 25, 2000;

(viii)	our Registration Statement on Form S-8, filed with the SEC on July 18, 2000;

(ix)	our Registration Statement on Form S-8, filed with the SEC on October 12, 1999;

(x)	all other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by our Annual Report referred to in (i) above; and

(xi)	the description of Foundry common stock included in our registration statement on Form 8-A, which was filed with the SEC on July 13, 1999, including any amendments or reports we file for the purpose of updating that description.
     The SEC file number for these filings is 000-26689. These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings are available to the public on the SEC’s website at www.sec.gov. These filings may also be examined, and copies may be obtained, at the following SEC public reference room:
100 F Street, N.E.
Washington, D.C. 20549

     You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330.
     We will also provide without charge to each person to whom a copy of this document is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:
Foundry Networks, Inc.
4980 Great America Parkway,
Santa Clara, California 95054
Attn: Stock Administration
or by contacting the Foundry Tender Offer Hotline at (408) 207-1888 or stock@foundrynet.com.
     As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this document, you should rely on the statements made in the most recent document.
     The information relating to Foundry in this document should be read together with the information contained in the documents to which we have referred you.
19.	FORWARD-LOOKING STATEMENTS; MISCELLANEOUS.
     This document and our SEC reports referred to above include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the 1934 Act. You can identify these and other forward-looking statements by the use of words such as “may,” “will,” “could,” “would,” “should,” “expects,” “plans,” “anticipates,” “relies,” “believes,” “estimates,” “predicts,” “intends,” “potential,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. However, the safe harbors of Section 27A of the Securities Act and 21E of the 1934 Act do not apply to statements made in connection with the Offer. These forward-looking statements involve risks and uncertainties that include, among others, those set forth in the section entitled “Risk Factors Related to the Offer.” More information about factors that potentially could affect our financial results is included in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on June 14, 2007. You are cautioned not to place undue reliance on these forward-looking statements, and we expressly assume no obligations to update the forward-looking statements in this document that occur after the date hereof.
     We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, we intend to make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law or we determine that further efforts to comply are not advisable, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Eligible Options residing in such jurisdiction.
     We have not authorized anyone to give you any information or to make any representations in connection with the Offer other than the information and representations contained in this document, the related Tender Offer Statement on Schedule TO or in the related Election Form, Stock Option Amendment and Cash Bonus Agreement and Stock Option Cancellation and Regrant Agreement. If anyone makes any representation to you or gives you any information different from the representations and information contained in this document, the related Tender Offer Statement on Schedule TO or in the related Election Form, Stock Option Amendment and Cash Bonus Agreement and Stock Option Cancellation and Regrant Agreement, you must not rely upon that representation or information as having been authorized by us.
     We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Eligible Options pursuant to the Offer. You should rely only on the representations and information contained in this document, the related Tender Offer Statement on Schedule TO, Election Form, Stock Option Amendment and Cash Bonus Agreement and Stock Option Cancellation and Regrant Agreement and such other documents to which we have referred you.

Foundry Networks, Inc.	July 2, 2007